UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

___________________
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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Apollo Medical Holdings, Inc.

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(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1668 S. Garfield Avenue, 2nd Floor
Alhambra, California 91801

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2023

To the Stockholders of Apollo Medical Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) of Apollo Medical Holdings, Inc. (the “Company,” “we,” “our,” or “us”) will be held at the Company’s offices located at 1668 S. Garfield Avenue, 3rd Floor Conference Room, Alhambra, California 91801, at 10:00 a.m., Pacific Time, on Tuesday, June 13, 2023 for the following purposes:

1.To elect nine directors to our Board of Directors (the “Board”); each to hold office until the 2024 Annual Meeting of our stockholders (“Proposal 1”);
2.To ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal 2”);
3.To hold a non-binding advisory vote on the compensation program for our named executive officers as disclosed in the proxy statement accompanying this Notice (“Proposal 3”);
4.To consider and vote upon a proposal to approve and adopt the Apollo Medical Holdings, Inc. Employee Stock Purchase Plan; and
5.To transact such other business as may properly come before the meeting, or any postponement or adjournments of the meeting.

These matters are described more fully in the proxy statement accompanying this notice. The Board has fixed the close of business on April 25, 2023 as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of and to vote at the 2023 Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the meeting. If you are such a stockholder, you are urged to submit a proxy card as enclosed, even if your shares were sold after such date. If your broker, bank, or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. We recommend that you instruct your broker, bank, or other nominee, by following those instructions, to vote your shares for the accompanying proxy card.

THE BOARD RECOMMENDS YOU VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AS SET FORTH ON PROPOSAL 1, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON PROPOSAL 2, FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PROGRAM FOR OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT ON PROPOSAL 3, AND FOR THE APPROVAL AND ADOPTION OF THE APOLLO MEDICAL HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN ON PROPOSAL 4. WHETHER OR NOT YOU PLAN TO ATTEND THE 2023 ANNUAL MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE OR INTERNET AS INSTRUCTED ON THE ACCOMPANYING PROXY CARD OR THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS, OR COMPLETE, DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD AS INSTRUCTED THEREON.

Please read the accompanying proxy materials carefully. Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented. Even if you plan to attend the 2023 Annual Meeting, we recommend that you vote prior to the meeting to ensure that your shares will be represented.

By Order of the Board,
Kenneth Sim, M.D.
Executive Chairman
April 28, 2023
Alhambra, California

PROXY STATEMENT FOR
2023 ANNUAL MEETING OF STOCKHOLDERS OF
APOLLO MEDICAL HOLDINGS, INC.

To Be Held on June 13, 2023

APOLLO MEDICAL HOLDINGS, INC

OTHER MATTERS	51
ANNEX A (EMPLOYEE STOCK PURCHASE PLAN)	52

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

General

In this proxy statement, we refer to Apollo Medical Holdings, Inc. as the “Company,” “we,” “our,” and “us.” This proxy statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the 2023 Annual Meeting of Stockholders of the Company (the “2023 Annual Meeting”), which will be held at 10:00 a.m., Pacific Time, on Tuesday, June 13, 2023 at 1668 S. Garfield Avenue, 3rd Floor Conference Room, Alhambra, California 91801, or at adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2023 Annual Meeting of Stockholders (the “Notice”). This proxy statement and the proxy card are first being mailed or made available to stockholders on or about April 28, 2023. In addition, stockholders may obtain additional copies of our Annual Report to Stockholders for the year ended December 31, 2022 (“2023 Annual Report to Stockholders”) and this proxy statement, without charge, by writing to us at our principal executive offices at 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801, Attention: Corporate Secretary, or from our website at https://apollomed.net/sec-filings. Our 2023 Annual Report to Stockholders, which incorporates our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2023, without exhibits, is being provided or made available to stockholders concurrently with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

Outstanding Securities and Quorum

The close of business on April 25, 2023 was the record date (the “Record Date”) for stockholders entitled to notice of, and to vote at, the 2023 Annual Meeting. As of the Record Date, we had 57,550,326 shares of common stock, par value $0.001 per share, issued and outstanding, according to the records maintained by our transfer agent. All of the shares of our common stock, issued and outstanding on the Record Date, and only those shares (collectively, the “Voting Shares”), are entitled to vote on each of the proposals to be voted upon at the 2023 Annual Meeting.

Our largest stockholder and a consolidated variable interest entity of the Company, Allied Physicians of California, a Professional Medical Corporation (“APC”), held approximately 10,299,259 shares of our common stock as of the Record Date, representing a controlling interest in our Company. Pursuant to a Voting and Registration Rights Agreement that APC and the Company entered into on September 11, 2019 in connection with the consummation of a series of interrelated transactions, APC shall only be permitted to vote up to 9.99% of the outstanding shares of our common stock at any time a vote is taken and will grant a proxy to the Company’s management to vote any excess shares in the same proportion as all other votes cast on any proposal coming before the Company’s stockholders.

As of the Record Date, 1,111,111 shares of our Series A preferred stock and 555,555 shares of our Series B preferred stock, par value $0.001 per share, were held by our wholly owned subsidiary, Network Medical Management, Inc. (“NMM”). Pursuant to the Delaware General Corporation Law, such shares held by NMM shall be neither entitled to vote, nor counted for quorum purposes, at the 2023 Annual Meeting.

The presence of the holders of a majority of the Voting Shares, in person or represented by proxy, shall constitute a quorum for the transaction of business at the 2023 Annual Meeting, including voting on each proposal to be voted on at the meeting. Broker non-votes and abstentions by stockholders from voting will be counted towards determining whether or not a quorum is present at the 2023 Annual Meeting, as the Voting Shares so held are entitled to vote at the meeting but do not count as affirmative or negative votes cast.

Voting Procedures

Holders of Voting Shares will have one vote for each such share with regard to each matter to be voted upon. A broker non-vote occurs when shares held by a broker or other nominee are not voted with respect to a particular proposal because the broker or nominee does not have discretionary authority to vote on the matter and has not received voting instructions from beneficial owners. If an executed proxy is returned, indicating that the broker or nominee holding shares in street name does not have discretionary authority as to the shares with respect to a proposal, such shares will be considered present at the 2023 Annual Meeting for purposes of determining a quorum on all matters, but will not be considered to be votes cast. Similarly, abstentions by stockholders from voting and broker non-votes will be counted toward determining whether or not a quorum is present. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has not received instructions from beneficial owners does not have discretion to vote uninstructed shares on that proposal. At the 2023 Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm (Proposal 2) is considered a routine matter. All other proposals are considered “non-routine,” and your broker will not have discretion to vote on these proposals.

Proposal 1: Elect Our Directors
The directors will be elected by a plurality of the votes cast by the Voting Shares present in person or represented by proxy at the 2023 Annual Meeting, meaning that the nominees receiving the highest numbers of “FOR” votes, up to the number of directors to be elected, will be elected. Because our Series A and Series B preferred stock are held by a wholly owned subsidiary of the Company and thus is not entitled to vote, only shares of our common stock, issued and outstanding as of the Record Date, are entitled to vote on this proposal. In voting on Proposal 1 to elect directors, you may vote either FOR all the nominees, WITHHOLD your vote from all the nominees, or WITHHOLD your vote from any one or more specific nominees and vote FOR any one or more specific nominees. Votes that are withheld and broker non-votes will not be included in the vote tally for the election of the directors and, therefore, will have no effect on the outcome of the election of directors.

Proposal 2: Ratify the Appointment of Our Independent Registered Public Accounting Firm	In voting with regard to the ratification of the appointment of our independent registered public accounting firm, stockholders may vote in favor of such proposal, vote against such proposal, or abstain from voting. The vote required to approve Proposal 2 is the affirmative vote of a majority of the votes cast affirmatively or negatively on this proposal. Because our Series A and Series B preferred stock are held by a wholly owned subsidiary of the Company and thus is not entitled to vote, only shares of our common stock, issued and outstanding as of the Record Date, are entitled to vote on this proposal. Abstentions, if any, will have no effect on the result of this vote. Brokerage firms and other nominees have the authority to vote uninstructed shares held by them in street name on this proposal. Any broker non-votes, if brokers or nominees do not exercise this authority, will have no effect on the result of this vote. We are not required to obtain the approval of stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm, the Audit Committee of the Board will reconsider its appointment.

Proposal 3: Vote, on an Advisory Basis, on Named Executive Officer Compensation
In voting with regard to the non-binding advisory vote on the compensation program for our named executive officers as disclosed in the proxy statement, stockholders may vote in favor of such proposal or against such proposal or may abstain from voting. The vote required to approve Proposal 3 is the affirmative vote of a majority of the shares present or represented by proxy at the 2023 Annual Meeting and entitled to vote on the matter. Because our Series A and Series B preferred stock is held by a wholly owned subsidiary of the Company and thus is not entitled to vote, only shares of our common stock, issued and outstanding as of the Record Date, are entitled to vote on this proposal. Abstentions will have the same effect as votes “against” the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, therefore, will have no effect on the proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

Proposal 4: Vote on the Approval of Apollo Medical Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”)
In voting with regard to the vote on the ESPP, stockholders may vote in favor of such proposal or against such proposal or may abstain from voting. The vote required to approve Proposal 4 is the affirmative vote of a majority of the shares present or represented by proxy at the 2023 Annual Meeting and entitled to vote on the matter. Because our Series A and Series B preferred stock is held by a wholly owned subsidiary of the Company and thus is not entitled to vote, only shares of our common stock, issued and outstanding as of the Record Date, are entitled to vote on this proposal. Abstentions will have the same effect as votes “against” the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, therefore, will have no effect on the proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

All votes will be tabulated by the inspector of elections appointed for the 2023 Annual Meeting, who will separately tabulate affirmative and negative votes, withheld votes, abstentions, and broker non-votes, if any.

Voting Methods

If you are a record holder, you can vote by attending the 2023 Annual Meeting and voting in person, or you can vote by proxy in three ways:

•By Internet: You may vote by submitting a proxy over the Internet. Please refer to the proxy card or voting instruction form provided or made available to you by your broker for instructions on how to vote by Internet.

•By Telephone: Stockholders located in the United States that receive proxy materials by mail may vote by submitting a proxy by telephone by calling the toll-free telephone number on the proxy card or voting instruction form provided or made available to you and following the instructions.

•By Mail: If you received proxy materials by mail, you can vote by submitting a proxy by mail by marking, dating, signing, and returning the accompanying proxy card.

•In Person at the 2023 Annual Meeting: If you attend the 2023 Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide you at the meeting. You are encouraged to vote by telephone or Internet or complete, date, sign, and return the proxy card provided or made available to you, regardless of whether or not you plan to attend the 2023 Annual Meeting.

With respect to your shares held in “street name,” meaning such shares are held for your account by a broker or other nominee, you will receive instructions from such institution or person on how to vote your shares.

Voting by Proxy and Revocability

Voting Shares represented by proxies submitted over the Internet or by telephone, or for which proxy cards are properly executed and returned to us, will be voted at the 2023 Annual Meeting in accordance with the stockholders’ instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the director nominees named on Proposal 1, FOR the ratification of the appointment of Ernst & Young, LLP as our independent registered public accounting firm on Proposal 2, FOR the approval, on an advisory basis, of the compensation of our named executive officers on Proposal 3 and FOR the approval of the ESPP on Proposal 4. Management does not know of any matters to be presented at the 2023 Annual Meeting other than those set forth in this proxy statement and the accompanying notice of the 2023 Annual Meeting. If other matters should properly come before the meeting, the proxy holders intend to vote all proxies received by them on such matters in accordance with their best judgment. Any stockholder has the right to revoke his, her, or its proxy at any time before it is voted at the 2023 Annual Meeting by giving written notice to our Corporate Secretary, and by executing and delivering to the Corporate Secretary a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person. A beneficial owner of our common stock may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares in street names or by obtaining a legal proxy from such institution and voting at the meeting.

Householding of Proxy Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or if you and other shareholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker. You may also call (866) 540-7095 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). If you share an address with another shareholder and have received only one set of this year’s proxy materials and you wish to receive a separate copy, please notify us in writing at: Apollo Medical Holdings, Inc., 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801, Attention: Corporate Secretary, and we will deliver a separate copy to you promptly.

Internet Availability of Proxy Materials

We are furnishing proxy materials for the 2023 Annual Meeting to all of our stockholders via the Internet by mailing a Notice Regarding the Internet Availability of Proxy Materials (“Notice”), instead of mailing or emailing copies of those materials to our stockholders. However, we may still mail copies of such proxy materials to some stockholders. The Notice directs our stockholders to a website where they can access our proxy materials, including our proxy statement and our 2023 Annual Report to Stockholders, and view instructions on how to vote via the Internet, a mobile device, or by telephone. If you received such a Notice and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the notice. If you have previously elected to receive our proxy materials via email, you will continue to receive access to those materials electronically unless you elect otherwise.

Attending the Annual Meeting

Only our stockholders as of the Record Date are entitled to attend the 2023 Annual Meeting. If you own our stock as a record holder, your name will be on a list of record holders and you will be able to gain entry with government-issued photo identification, such as a driver’s license, state-issued identification card, or passport. If you beneficially own our stock held in street name, in order to gain entry, you must present a valid legal proxy from a record holder of our stock as of the Record Date and government-issued photo identification. You should contact your brokerage account representative, bank, or other nominee to learn how to obtain a legal proxy. All stockholders and proxy holders must register at the reception desk and sign the attendance sheet before entering the room for the 2023 Annual Meeting. In fairness to all attendees and in the interest of an orderly and constructive meeting, we ask that you abide by the rules of procedure for the 2023 Annual Meeting, which will be available to you when you register at the reception desk. Cameras, recording devices, and other electronic devices are prohibited at the meeting.

Stockholder List

A list of our stockholders of record as of the Record Date entitled to vote at the 2023 Annual Meeting will be available for examination by any such stockholder for any purpose germane to the 2023 Annual Meeting during ordinary business hours at our corporate headquarters located at 1668 S. Garfield Avenue, Alhambra, California 91801, for a period of 10 days prior to the 2023 Annual Meeting, and also at the 2023 Annual Meeting. Please contact the Company’s Corporate Secretary at (626) 282-0288 or by email at: investors@apollomed.net if you wish to inspect the list of stockholders prior to the meeting.

Persons Making the Solicitation

We are required by law to convene annual meetings of stockholders at which our directors are elected. The Board is soliciting proxies from our stockholders for the 2023 Annual Meeting. The entire cost of soliciting proxies will be borne by the Company. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials or notices of Internet availability to our stockholders of record and beneficial owners. Proxies will be solicited principally through mail, but, if deemed desirable, may be solicited personally or by telephone or letters by our officers and regular employees for no additional compensation. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. Arrangements may be made with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials or notices of Internet availability to beneficial owners of our stock and obtain their voting instructions, and such persons may be reimbursed for their expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Stockholders will be asked at the 2023 Annual Meeting to elect nine directors who will constitute the full Board. Each elected director will hold office until the next annual meeting of stockholders and the director’s successor is duly elected and qualified or until his or her earlier resignation or removal.

The following nine persons have been nominated by the Board for election to the Board: Kenneth Sim, M.D., Thomas S. Lam, M.D., M.P.H., John Chiang, Linda Marsh, Mitchell W. Kitayama, David G. Schmidt, Matthew Mazdyasni, J. Lorraine Estradas, R.N., B.S.N., M.P.H., and Weili Dai. All the nominees are incumbent directors. Additional information about these nominees is provided in “Corporate Governance” and “Board of Directors and Executive Officers” below.

Board Nomination and Election of Directors

Following a rigorous review process, the Nominating and Corporate Governance Committee recommended the nine incumbent directors for re-election at the 2023 Annual Meeting as they continue to contribute to the mix of experience, skills, and qualifications that we seek to be represented on the Board. Each nominee has been nominated by the Board, acting upon the recommendation of the Nominating and Corporate Governance Committee. Unless authority to vote for this nominee is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of the nine nominees.

In the event that a nominee is unable or unwilling to serve as a director at the time of the 2023 Annual Meeting, all proxies received by the proxy holders named on the accompanying proxy card will be voted FOR the election of such other person as either proxy holder may designate in such nominee’s place. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for each of the nominees listed below, unless instructions are given to the contrary. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or unwilling to serve as a director. If elected at the 2023 Annual Meeting, a director will serve until the annual meeting of our stockholders to be held in 2024 and a successor has been duly elected and qualified, or until his or her earlier resignation or removal.

Vote Required

Pursuant to the Company’s Restated Bylaws, as amended, nine directors will be elected by a plurality of the votes cast by the Voting Shares present in person or represented by proxy at the 2023 Annual Meeting. Such voting standard means that the nominees who receive the highest number of votes “FOR” their election up to the number of directors to be elected at the meeting, which is nine, will be elected even if any such nominee receives a greater number of votes “withheld” than votes “FOR” his or her election. Votes withheld and broker non-votes, if any, will not be treated as votes cast and, therefore, will not affect the outcome of the election of directors at the 2023 Annual Meeting.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE NAMED NOMINEES ON PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board Recommendation

The Audit Committee has appointed Ernst & Young, LLP (“EY”) as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2023. In deciding to appoint EY, the Audit Committee reviewed auditor independence issues and existing commercial relationships with EY and concluded that EY has no commercial relationship with the Company that would impair its independence for the year ending December 31, 2023. The Board recommends that our stockholders ratify the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. While we are not required to have our stockholders ratify the appointment of EY as our independent registered public accounting firm, we are doing so because we value our stockholders’ views on the Company’s independent registered public accounting firm. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain EY. If the selection of EY is ratified, the Audit Committee, in its discretion, may still direct the appointment of a different independent registered public accounting firm at any time it determines that such a change would be in the best interest of the Company and our stockholders.

Representatives of EY are expected to be present at the 2023 Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

AUDIT AND OTHER FEES

The following table presents fees for professional audit services and other services rendered by EY for the audit of the Company’s annual financial statements for the years ended December 31, 2022 and December 31, 2021.

	2022	2021
Audit (1)	$2,165,100	$1,321,100
Audit-Related	—	—
Tax (2)	132,927	115,005
All Other Fees	—	—
Total	$2,298,027	$1,436,105

(1)Represents aggregate fees charged by EY in each respective year serving as the external auditor, as applicable, for audit work performed on the annual financial statements and review of quarterly financial statements, as well as other services that are provided in connection with statutory and regulatory filings.

(2)Tax fees consist of various permissible tax compliance and tax advisory service fees by EY.

The Audit Committee has determined that all services performed by EY were, and are, compatible with maintaining the independence of EY, as applicable. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, which may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval. For additional information concerning the Audit Committee and its activities with EY, please see “Report of the Audit Committee” below.

Vote Required

The affirmative vote of a majority of the votes cast on Proposal 2 at the 2023 Annual Meeting is required to ratify the Audit Committee’s appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. A stockholder may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. This proposal will pass, and the Audit Committee’s appointment of Ernst & Young, LLP as the Company’s independent registered public accountants for the year ending December 31, 2023 will be ratified, if the total votes cast “FOR” Proposal 2 exceed the total number of votes cast “AGAINST” Proposal 2. Brokerage firms and other nominees have the authority to vote uninstructed shares held by them in street name on this proposal. Broker non-votes and abstentions, if any, will not constitute votes cast and will accordingly have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH ON THIS PROPOSAL 2.

CORPORATE GOVERNANCE

Code of Ethics and Other Governance Documents

We maintain a corporate governance page on our website at https://apollomed.net/corporate-governance, which includes information regarding the Company’s corporate governance practices. Our Code of Ethics for Directors, Executive Officers and Other Employees (which, among others, covers our principal executive officer, principal financial officer, principal accounting officer, or controller, if any, or persons performing similar functions), Audit Committee Pre-Approval Policy, Audit Committee Policy Regarding Complaint Procedures for Accounting and Auditing Matters, Related-Party Transaction Policy, charters of the three standing committees of the Board and Insider Trading Policy are available on that page of our website, in addition to the Company’s Amended and Restated Certificate of Incorporation, as amended, and Restated Bylaws, as amended. Any changes to these documents and any waivers granted with respect to our Code of Ethics will be posted on our website. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to: Apollo Medical Holdings, Inc. at 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801, Attention: Corporate Secretary. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated by reference into this or any other filing we make with the SEC.

Director Independence

The Board has determined that a majority of its current members and a majority of its director nominees for election at the 2023 Annual Meeting meet the independence requirements of the NASDAQ Stock Market (“NASDAQ”). Based upon information requested from and provided by each director or nominee concerning his or her background, employment, and affiliations, including family relationships, the Board has affirmatively determined that Mitchell W. Kitayama, David G. Schmidt, John Chiang, Matthew Mazdyasni, and Weili Dai would qualify as “independent” as defined in NASDAQ Listing Rule 5605(a)(2). In making such determinations, the Board considered all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, not merely from the standpoint of a director or nominee, but also from that of persons or organizations affiliated with the director or nominee.

Subject to certain exceptions, NASDAQ Listing Rule 5605(a)(2) provides that a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that a director cannot be an “independent” director if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us within the preceding three years, other than for service as a director or benefits under a tax-qualified retirement plan or non-discretionary compensation (or, for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is a current partner of our independent public accounting firm, or has worked for such firm in any capacity on our audit at any time during the past three years; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer, partner, or controlling stockholder of a company that makes payments to, or receives payments from, us in an amount which, in any 12 month period during our past three fiscal years, exceeds the greater of 5% of the recipient’s consolidated gross revenues for that year or $200,000 (except for payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs). With respect to any relationship not covered above, the determination of whether the relationship is material, and therefore whether a director would be independent, will be made by those directors who satisfy the independence criteria set forth above.

The Board also makes such independence determinations with respect to its committees after taking into account the additional independence standards for members of each such committee, as applicable, pursuant to the rules and regulations of the SEC and NASDAQ listing rules as currently in effect. In order to be considered an independent member of an audit committee under Rule 10A-3 of the Exchange Act, a committee member may not, other than in his or her capacity as a member of the audit committee, the Board, or any other committee of the Board, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the applicable company or any of its subsidiaries or otherwise be an affiliated person of the applicable company or any of its subsidiaries. Based upon information requested from and provided by each director who is currently serving on a committee of the Board concerning his or her background, employment, and affiliations, including family relationships, the Board has affirmatively determined that each of its three standing committees consists solely of “independent” directors who meet NASDAQ Listing Rule 5605(a)(2) and all other applicable independence standards.

Board Meetings

The Board held twelve meetings and acted by written consent eight times during 2022. Each of our incumbent directors, except Ms. Estradas, attended 75% or more of the aggregate number of meetings of the Board and the committees on which such director served in 2022. We attempt to schedule each annual meeting of our stockholders at a time and date to accommodate attendance by directors, taking into account the directors’ schedules. Directors are encouraged to attend our annual meetings of stockholders, but the Board has not adopted a formal policy with respect to such attendance. Six directors attended the Company’s 2022 annual meeting of stockholders.

Our independent directors meet periodically in executive session without management present to discuss our operations, policies, and practices, as well as other matters relating to us or the functioning of the Board.

Board Leadership Structure and Lead Independent Director

Dr. Lam and Mr. Sim serve as our Co-Chief Executive Officers, while Dr. Sim serves as our Executive Chairman of the Board and Dr. Lam serves as a director.

Our Board has not taken a position on the desirability, as a general matter, of having two individuals serve as Co-Chief Executive Officer. Rather, our Board believes that decisions regarding the individuals most appropriate to fill these and other critical senior leadership positions are highly dependent on the specific circumstances of the Company and its leadership at the time of such decisions, including the availability of qualified candidates for the position and the specific talents and experience of the available candidates. The Board believes that the Company benefits from Dr. Lam’s long-standing experience in the healthcare industry, as well as senior-level management experience leading the Company. The Board also believes that the Company benefits from Mr. Sim’s experience in the technology industry, as well as executive-level management experience leading companies. Accordingly, the Board believes that it is in the best interests of the Company and its stockholders for both individuals to serve as Co-Chief Executive Officers.

The Board believes that independent directors and management have different perspectives and roles in the development of the strategic vision and risk management of the Company. The Company’s independent directors provide experience, oversight, and expertise from outside the Company and the Company’s industry, while the Co-Chief Executive Officers provide Company-specific experience and expertise. The Board believes that Dr. Sim is currently the director best situated to serve as Executive Chairman, as he is the director most familiar with the Company’s business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

The Board has designated independent director Mr. Kitayama as our Lead Independent Director. Mr. Kitayama presides over executive sessions of the independent directors. As Lead Independent Director, Mr. Kitayama has duties and responsibilities, which include consulting with the Executive Chairman and Co-Chief Executive Officers regarding the schedule and agenda for Board meetings, acting as a liaison between the non-management directors as a group and management, and discharging such other duties and responsibilities as the Board may determine from time to time.

Risk Oversight Function of the Board

The Board has allocated responsibilities for overseeing risk associated with the Company’s business among the Board as a whole and the committees of the Board. In performing its risk oversight function, the Board is responsible for overseeing management’s development and execution of appropriate business strategies to mitigate the risk that such strategies will fail to generate long-term value for the Company and its stockholders or that such strategies will motivate management to take excessive risks. The Board periodically reviews information regarding the Company’s financial, operational, and strategic risks, including risks related to the COVID-19 pandemic. Each of the three committees of the Board is responsible for overseeing the management of risks that fall within the committee’s areas of responsibility, including identifying, quantifying, and assisting management in mitigating risks. In performing this function, each committee has full access to management, as well as the ability to engage advisors. As set forth in its charter, the Audit Committee is responsible for managing the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures. In addition, the Audit Committee is responsible for addressing risks associated with related-party transactions and concerns and complaints related to accounting and auditing matters. The Audit Committee provides regular updates to the entire Board. The Compensation Committee is responsible for overseeing the risk management related to the Company’s compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and overall effectiveness of the organization of the Board.

Communications with the Board

The following procedures have been established by the Board to facilitate communications between our stockholders and the Board:

•Stockholders and any interested parties may send correspondence to the Board or to any individual director, by mail to: Corporate Secretary, Apollo Medical Holdings, Inc., 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801, or by email to: investors@apollomed.net.

•Communications will be distributed to the Board, or to any individual director or group of directors as appropriate, depending on the facts and circumstances outlined in the communications.

•Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:
•junk mail and mass mailings
•resumes and other forms of job inquiries
•surveys
•solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to the Board or any director upon request.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which is comprised solely of independent directors. The composition, functions, and responsibilities of each committee are summarized below.

Audit Committee

The Audit Committee operates under a written charter, a copy of which is available on our website at https://apollomed.net/corporate-governance. The Audit Committee currently consists of David Schmidt (chairman), Matthew Mazdyasni, and John Chiang. The Board has determined that each of the members of the Audit Committee is an audit committee financial expert, as that term is defined in Item 407 of Regulation S-K of the Exchange Act. The Board has determined that all members of the Audit Committee qualify as “independent” directors within the meaning of Rule 10A-3 under the Exchange Act and as defined under NASDAQ listing rules, as currently in effect and applicable to members of audit committees. As required by the Audit Committee charter, no Audit Committee member currently serves on audit committees of more than two other public companies. The Audit Committee met five times during 2022.

The Audit Committee’s duties include monitoring and ensuring the integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors, and the performance of our internal audit function and external auditors; preparing the report required to be prepared by the Audit Committee under the rules of the SEC for inclusion in our proxy statement; and overseeing our accounting and financial reporting processes and the audits of our financial results. In addition, the Audit Committee has responsibility for reviewing complaints about, and investigating allegations of, financial impropriety or misconduct. The Audit Committee is also responsible for engaging our independent registered public accounting firm and pre-approving audit and non-audit services performed by the firm in order to assure that the provision of such services does not impair their independence. To these ends, the Audit Committee has adopted an Audit Committee Pre-Approval Policy and an Audit Committee Policy Regarding Complaint Procedures for Accounting and Auditing Matters, which are available on our website. Please also see “Report of Audit Committee” below.

Compensation Committee

The Compensation Committee operates under a written charter, a copy of which is available on our website at https://apollomed.net/corporate-governance. The Compensation Committee currently consists of Mitchell Kitayama (chairman), David Schmidt, and John Chiang. The Board has determined that all members of the Compensation Committee qualify as “independent” directors as defined under NASDAQ listing rules, as a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act and as an “outside director” as defined in Treasury Regulation 26 CFR § 1.162-27, implementing Section 162(m) of the Internal Revenue Code of 1986, as amended and currently in effect. The Compensation Committee acted by written consent ten times during 2022.

The Compensation Committee establishes the compensation and benefits of our executive officers and makes recommendations to the Board regarding director compensation, including for membership on any committee of the Board. The Compensation Committee also administers our compensation plans, including our equity incentive plans.

In establishing executive and director compensation, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee will generally review market data from peer companies and information from nationally recognized published surveys, adjusted for size. The Compensation Committee then considers other factors, such as each executive officer’s individual expertise, experience, and performance, any retention concerns and relevant compensation trends in the marketplace, in making its final compensation determinations. The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. While members of our human resources and finance departments support the Compensation Committee in its work, our executive officers, in general, are not involved in determining the amount or form of executive and director compensation, but may from time to time make recommendations and provide feedback to the Compensation Committee. The Compensation Committee reviews the performance of each executive officer in light of the above factors and determines whether the executive officer should receive any increase in base salary, annual bonus award, or discretionary equity award based on such evaluation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on our website at https://apollomed.net/corporate-governance. The Nominating and Corporate Governance Committee currently consists of Mitchell Kitayama (chairman), David Schmidt, and Matthew Mazdyasni. All members of the Nominating and Corporate Governance Committee meet the independence requirements of NASDAQ. The Nominating and Corporate Governance Committee acted by written consent once during 2022. The principal ongoing functions of the Nominating and Corporate Governance Committee include developing criteria for selecting new directors, establishing and monitoring procedures for the receipt and consideration of director candidates recommended by management, stockholders, and others, considering and examining director candidates, recommending director nominations to the Board, developing corporate governance principles for the Company, overseeing the Company’s compliance with those principles, and establishing monitoring procedures for the receipt of stockholder communications directed to the Board, and periodically evaluating the Board to determine whether the Board and its committees are functioning effectively.

The Nominating and Corporate Governance Committee identifies appropriate candidates to serve as directors of the Company, interviews candidates and makes recommendations to the Board regarding director nominations. In considering candidates to serve as directors, the Nominating and Corporate Governance Committee evaluates them against one or more of the following qualifications: personal integrity, sound judgment, business and professional skills and experience, industry knowledge, financial acumen, and the extent to which the candidate would fill a present need on the Board. The Nominating and Corporate Governance Committee also considers additional factors, including the current composition of the Board, the current strategy and future outlook of the Company, the range of experience and skills that would best complement those already represented on the Board and the need for specialized expertise. The Nominating and Corporate Governance Committee considers issues of diversity in identifying and recommending director nominees to the Board, and strives to achieve a balance of backgrounds and perspectives on the Board and its committees.

The Nominating and Corporate Governance Committee considers potential candidates recommended by stockholders, directors, officers, advisors, third-party search firms, or other appropriate sources. In selecting candidates, the Nominating and Corporate Governance Committee takes into account all factors it deems relevant, such as a candidate’s knowledge, experience, background, independence, possible conflicts of interest, and concerns for the long-term interests of our stockholders. Persons recommended by stockholders are generally considered on the same basis as candidates from other sources. If a stockholder wishes to propose a director candidate for consideration by the Nominating and Corporate Governance Committee, the stockholder must follow the procedures and comply with the requirements described in “Stockholder Proposals” at the end of this proxy statement.

In recommending to the Board the nine director nominees for election at the 2023 Annual Meeting, the Nominating and Corporate Governance Committee considered the factors described above, as well as each nominee’s previous service on the Board, which the committee believes provides a desirable level of continuity and institutional knowledge with respect to the Board’s deliberations. The Nominating and Corporate Governance Committee also considered specific qualifications, attributes, and skills that each nominee possesses and contributes to the Board as identified under the respective nominee’s biography in “Background of Directors” below.

Board Diversity

Our Nominating and Corporate Governance Committee is committed to ensuring diversity in the composition of our Board, including diversity with respect to race and gender. We seek out candidates whose diversity of experience and perspective will help allow the board of directors to fulfill its responsibilities. In accordance with the new Nasdaq listing rules, the following table provides information regarding the diversity of our director nominees, as of April 25, 2023.

Board Diversity Matrix (As of April 25, 2023)

Review, Approval, or Ratification of Transactions with Related Persons

The Board has adopted a written policy setting forth our procedures for reviewing, and approving or ratifying, transactions with an executive officer, director, or nominee for election as a director of the Company, a greater than five percent beneficial owner of the Company’s common stock, or an immediate family member of any of the foregoing (collectively, “Related Persons”). The policy covers transactions, arrangements, or relationships in which the aggregate amount involved exceeds, or is expected to exceed, $120,000 in any fiscal year of the Company, the Company or any of its controlled subsidiaries is a participant, and a Related Person had, has, or is expected to have a direct or indirect material interest (a “Covered Transaction”). The Audit Committee is responsible for ratifying or approving a Covered Transaction.

In reviewing a Covered Transaction, the Audit Committee shall consider all relevant facts and circumstances, including:

•the Related Person’s interest and involvement in the transaction;
•the nature of the Company’s participation in the transaction;
•the Related Person’s relationship to the Company;
•whether the transaction was undertaken in the ordinary course of business of the Company;
•the availability of unrelated third parties as alternative counterparties to the proposed transaction;
•whether the transaction is proposed to be, or was, entered into on an arms-length basis or on terms no less favorable to the Company than terms that could have been reached with an unrelated third party under the same or similar circumstances;
•whether the transaction would impair the independence of a director or a nominee for election as a director of the Company under the NASDAQ listing rules;
•the purpose of, and the potential benefits and materiality to the Company of, the transaction;
•the risks and limitations that may arise as a result of or in connection with the proposed transaction, including any potential reputational risk; and
•any other information that would be material to our investors in light of the context of the particular transaction and the Related Person.

Certain Covered Transactions are deemed to be pre-approved by the Audit Committee under this policy, including:

•any compensation paid to an executive officer of the Company for his or her services to the Company if the compensation is, or would be required to be reported in, the Company’s proxy statements and the Compensation Committee has approved, or recommended that the Board approve, such compensation;
•any compensation paid to a director of the Company for services to the Company as a director if the compensation is required to be reported in the Company’s proxy statements;
•any transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis;
•any transaction involving a Related Person where the rates or charges involved are determined by competitive bids;
•any transaction between the Company or its controlled subsidiary and an entity with an executive officer of the Company serving as a nominee shareholder (including where the officer as a licensed physician, rather than the Company, is required by corporate practice of medicine or similar law to serve as the shareholder of such entity on behalf of the Company or its subsidiary in order to achieve certain corporate, regulatory and/or accounting treatment) and where such officer derives no direct financial benefit from such status; or
•any transaction between the Company or its controlled subsidiary and an entity that has been reported in the Company’s statement of income for its last fiscal year on a consolidated basis (including any variable interest entity of the Company).

The Audit Committee may establish such other categories of transactions that shall be deemed pre-approved.

Certain Related Person Transactions

In December 2020, APC purchased a 50% interest in Tag-8 Medical Investment Group, LLC (“Tag 8”) and Tag-6 Medical Investment Group, LLC (“Tag 6”). In August 2022, APC purchased the remaining 50% interest in Tag-8 and Tag 6 for $4.1 million and $4.9 million, respectively. Drs. Sim, Lam, and Young each owned 8% of both Tag 8 and Tag 6 before APC purchased the remaining 50%. Tag 8 has vacant land, which is in development to be a medical office building. Tag 6 leases its medical building to tenants.

Ms. Marsh is the Senior Executive Vice President at AHMC Healthcare Inc. and the Senior Executive Vice President of Health Source MSO Inc. (“Health Source MSO”). The Company and its affiliates (including NMM and APC) work with one or more AHMC Healthcare hospitals in coordinating patient care, including by sharing the surplus and deficits of risk pools with certain AHMC Healthcare hospitals pursuant to a risk-sharing agreement. During the year ended December 31, 2022, the Company recognized risk pool revenue under this agreement of $50.5 million. Health Source MSO provides administrative services in connection with the risk pool for which it received a fee of $0.5 million in 2022. Additionally, an entity, which is 100% owned by Ms. Marsh, receives compensation in the amount of $25,000 per month (which is jointly paid by NMM and APC) for consulting services provided to NMM and APC.
APC-LSMA Designated Shareholder Medical Corporation is solely owned by Dr. Lam, controlled by APC and consolidated as a variable interest entity of the Company. APC-LSMA owns 25% of the IPA business of LaSalle Medical Associates (“LMA”). During the year ended December 31, 2022, NMM earned approximately $21.2 million in management fees from LMA pursuant to a management services agreement.

Ms. Estradas is the Chief Executive Officer of Arroyo Vista Family Health Center, a non-profit network of community health centers serving Greater Northeast Los Angles. Arroyo Vista Family Health Center provides certain primary care services and other professional services to enrollees of certain healthcare service plans, the providers of which have contracted with APC. Under such arrangement, NMM earned approximately $1.8 million in management fees for the twelve months ended December 31, 2022 from Arroyo Vista Family Health Center.
Dr. Sim and Dr. Lam each own approximately 9.6%, and Dr. .Young owns approximately 8.0% of TAG-2 Medical Investment Group, LLC (“Tag-2”). During 2022, Tag-2 (dba Sunny Village Care Center) provided skilled nursing facility services to APC members, which services were reimbursed to Tag-2, in part, from the risk pool arrangement between AHMC Healthcare Inc. facilities and APC (the “AHMC risk pool”) in which APC shares financial responsibility.
Dr. Sim and Dr. Lam each have an ownership interest in Advanced Diagnostic and Surgical Center, Inc. (“ADSC”) and both serve as directors thereof. During 2022, ADSC provided ambulatory surgery center services to APC members, which services were reimbursed to ADSC, in part, from the AHMC risk pool in which APC shares financial responsibility.
Dr. Sim is the sole owner of Advance Surgeons Medical Group (“ASMG”). During 2022, ASMG provided professional medical services to APC members, which services were reimbursed by APC.
Dr. Lam is the sole owner of Thomas S. Lam, M.D., A Professional Corporation d.b.a Allied Gastroenterologist Group (the “Lam Professional Corporation”). During 2022, Dr. Lam provided professional medical services to APC members through the Lam Professional Corporation, which services were reimbursed by APC.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

BACKGROUND OF DIRECTORS

The following sets forth certain information concerning the nominees to the Board, all of whom are incumbent directors of the Company. The information presented below regarding each nominee’s specific experience, expertise, qualifications, attributes, and skills led the Board to conclude that such nominee should serve as a director. Additionally, the Board believes that each director nominee has a reputation for integrity, honesty, and adherence to high ethical standards and has demonstrated business acumen and sound judgment, as well as a commitment of service to the Company and the Board. There are no family relationships among our directors or executive officers, except that Brandon Sim, our Co-Chief Executive Officer is the son of Dr. Sim, Executive Chairman.

Name and Position	Age	Positions and Offices with the Company	Director Since	Independent
Kenneth Sim, M.D.	69	Executive Chairman	2017
Thomas S. Lam, M.D., M.P.H.	73	Co-Chief Executive Officer and President	2016
Mitchell W. Kitayama(2)(3)	66	Lead Independent Director	2017	X
David G. Schmidt(1)(2)(3)	75	Director	2013	X
Linda Marsh	73	Director	2019
John Chiang(1)(3)	60	Director	2019	X
Matthew Mazdyasni(1)(2)	66	Director	2019	X
J. Lorraine Estradas, R.N., B.S.N., M.P.H.	75	Director	2021
Weili Dai	61	Director	2021	X

(1)Member of the Audit Committee.
(2)Member of the Nominating and Corporate Governance Committee.
(3)Member of the Compensation Committee.

Kenneth Sim, M.D. Dr. Sim has served as Executive Chairman of the Board since December 2017. He has also served as Co-Chief Executive Officer of the Company from September 2019 to November 2021, as a member of NMM’s board of directors since 2006, as Chairman of NMM’s board of directors since 2013 and as Chairman of APC’s board of directors since 2014. Dr. Sim is a Fellow of the American College of Surgeons and was awarded the Independent Physician Leadership Award in 2014 by the Los Angeles County Medical Association. Dr. Sim is a member of the Governing Board of Directors at Alhambra Hospital Medical Center. He serves on the board of directors of the National Council of Asian Pacific Islander Physicians. As an entrepreneur, Dr. Sim founded “Healthcare City” in the City of Industry, California, which helped streamline the healthcare process by providing outpatient health services at one location including a surgical center, senior wellness center, laboratory, radiology and urgent care. He received his bachelor’s degree in Biochemistry from the University of California, Los Angeles (“UCLA”) and received his medical degree from the Autonomous University of Guadalajara and the Loma Linda University School of Medicine.

Dr. Sim’s qualifications to serve on the Board include his over 33 years of experience as a practitioner, entrepreneur, and administrator in the medical industry, including his five years of operating experience as the Company’s Executive Chairman, his 12 years of experience prior to NMM’s business combination with the Company as a member of NMM’s board of directors and subsequent service as the chairman of NMM’s board of directors.

Thomas S. Lam, M.D., M.P.H. Dr. Lam has served as a Board member since January 2016. Dr. Lam served as the Company’s Co-Chief Executive Officer from December 2017 to March 2019 and as the Company’s Chief Executive Officer from April 2019 to September 2019. He currently serves as the President and Co-Chief Executive Officer of the Company. Dr. Lam has also served as Chief Executive Officer of NMM since January 2006 and has been a member of NMM’s board of directors since 2005. Dr. Lam was the Chairman of the board of directors of APC from January 2006 to September 2014 and has been APC’s Chief Executive Officer since January 2006 and APC’s Chief Financial Officer since October 2014. Dr. Lam received a Corporate Citizens of the Year Award from the Board of Directors of East Los Angeles College Foundation in April 2014. In February 2015, the YMCA Board of Directors of West San Gabriel Valley honored Dr. Lam as the recipient of the Heart of the Community Award. Dr. Lam received his medical training from New York Medical College and gastroenterology training from Georgetown University.

Dr. Lam’s qualifications to serve on the Board include his over 28 years of experience as a practitioner, entrepreneur, and administrator in the medical industry, including his four years of operating experience as a Chief Executive Officer of the Company and his 12 years of experience prior to NMM’s business combination with the Company as NMM’s chief executive officer and board member.

Mitchell W. Kitayama. Mr. Kitayama has been the Lead Independent Director and a Board member since December 2017. Mr. Kitayama has served as Chairman of the board of directors of Winslow Drake, a boutique investment advisory and wealth management practice, since June 2016 and as Managing Director of MMK & Associates, which advises financial institutions, medical groups, and private companies, since May 2009. From May 2005 to May 2009, he served as the Chief Executive Officer, Vice Chairman, and Director of Metro United Bank, and as the Executive Vice President for its holding company, MetroCorp. He held various positions within the American Diabetes Association and currently serves on the Finance and Investment committees for the Ronald McDonald House Charities of Southern California. He is a Certified Cash Manager and received a B.A. in Biology with a Chemistry Minor and an M.B.A. from Baylor University.

Mr. Kitayama’s qualifications to serve on the Board include his extensive financial expertise and leadership experience gained from his service as board member and executive officer of multiple for-profit and non-profit organizations, including his service as Chief Executive Officer, Vice Chairman, and Director of Metro United Bank.

David G. Schmidt. Mr. Schmidt has been a Board member since May 2013. He has served since January 2011 as a principal of Schmidt & Associates, a consultancy practice that focuses on strategic planning and implementation in the healthcare industry. From April 2015 to June 2019, Mr. Schmidt served as Chief Executive Officer of the TPG-International Health Academy, which organizes trade missions for healthcare executives. From August 2002 to December 2010, he served as Chief Executive Officer and a director of SCAN Health Plan, a provider of Medicare Advantage plans. From 2000 to 2002, he served as Chief Executive Officer of Medicheck, which provided financial service management to healthcare organizations before being acquired. He served on Passport’s board of directors from 2002 to 2006. From 1992 to 1998, he was the Senior Vice President of Sales and Customer Services for Care America/Blue Shield Health Plan and Regional Vice President for FHP Healthcare. He received a B.A. in Economics from UCLA and an M.B.A. from the Anderson School of Management at UCLA. Prior to his healthcare experience, he held senior management roles at Avery Dennison and other manufacturing companies. He serves on the board of Beacon Healthcare Systems and was a founding board member of the SCAN Foundation, which is focused on long-term care in the United States.

Mr. Schmidt’s qualifications to serve on the Board include his over 40 years of experience in the healthcare industry, including his 12 years of experience as a principal with the healthcare consulting firm, Schmidt & Associates, and his lengthy tenures as Chief Executive Officer of various healthcare service providers, including TPG-International Health Academy, SCAN Health Plan, and Medicheck.

Linda Marsh. Ms. Marsh has been a Board member since January 2019. Ms. Marsh is currently the Senior Executive Vice President of AHMC Healthcare Inc., a fully integrated hospital health system in Southern California with over 1,200 acute care beds and over 7,000 employees. She joined AHMC Healthcare Inc. in 1999 and oversees all financial matters for seven acute care hospitals: San Gabriel Valley Medical Center, Garfield Medical Center, Anaheim Regional Medical Center, Whittier Hospital Medical Center, Alhambra Hospital, Monterey Park Hospital, and Greater El Monte Community Hospital. Additionally, Ms. Marsh is responsible for all federal, state and local government relations, as well as all risk management activities. Ms. Marsh is a board member of the Hospital Association of Southern California, Private Essential Access Community Hospitals, and the American Red Cross. She is also an active member of the Healthcare Financial Management Association. In addition, she chairs or is a participating member of numerous hospital governing boards, hospital committees, and community organizations. Ms. Marsh received a Bachelor of Science in Economics and a Master’s degree in Accounting from the University of Southern California. She also completed a Healthcare Executive Program at the University of Colorado.

Ms. Marsh’s qualifications to serve on the Board include her extensive experience in the healthcare industry and in particular, her expertise in hospital administration, government relations, and risk management gained through her various executive and board-level roles with numerous healthcare organizations, including AHMC Healthcare, the Hospital Association of Southern California, Fulgent Genetics, and the American Red Cross.

John Chiang. Mr. Chiang has been a Board member since January 2019. He most recently served as California State Treasurer from 2015 to 2019. From 2007 to 2015, he served as California State Controller. Prior to this, he served on the California Board of Equalization from 1999 to 2006. Mr. Chiang began his career as a tax law specialist for the Internal Revenue Service. He later worked as an attorney for the California State Controller Gray Davis, and also worked on the staff of California Senator Barbara Boxer. Mr. Chiang graduated with honors with a Bachelor of Arts in finance from the University of South Florida and received his J.D. from Georgetown University Law Center.

Mr. Chiang’s qualifications to serve on the Board include his finance, tax, and legal expertise and significant experience in public office, including his over 23 years of experience as Treasurer, Controller, a member of the Board of Equalization of the State of California and a board member of CalPERS and CalSTRS, two of the largest pension plans in the United States.

Matthew Mazdyasni. Mr. Mazdyasni has served as a Board member since September 2019. Mr. Mazdyasni currently provides consulting and advisory services to various companies (including the Company) and previously served as Executive Vice-President, Chief Administrative Officer, and Chief Financial Officer of HealthCare Partners Holding, LLC until February 2014. As a member of the senior executive team, Mr. Mazdyasni significantly contributed to HealthCare Partners’ success, which led to its acquisition by DaVita, Inc. in November 2012 for approximately $4.4 billion. Prior to joining HealthCare Partners in 1982, he worked for national and local public accounting firms. Mr. Mazdyasni was an active board member of several trade associations, including the American Physician Group (“APG”), previously known as CAPG, where he was a member of the Board of Directors and the Executive Committee of CAPG until 2014. He became the CAPG Chairman of its Board of Directors in 2004. Since retiring in February 2014, Mr. Mazdyasni continued as a board member of the APG Foundation. Mr. Mazdyasni has also distinguished himself as a mentor in health administration leadership. He was a preceptor to the University of Southern California’s Master of Health Administration program for more than 25 years and was named Preceptor of the Year for 2000-2001. Mr. Mazdyasni is a current member of the Health Advisory Board of USC Sol Price School of Public Policy. Mr. Mazdyasni holds a Master of Science in Accounting from the University of Kentucky.

Mr. Mazdyasni’s qualifications to serve on the Board include his extensive experience and expertise in healthcare service provision and healthcare administration, including as Chief Financial Officer of Healthcare Partners Holding, LLC.

J. Lorraine Estradas, R.N., B.S.N., M.P.H. Ms. Estradas currently serves as the Chief Executive Officer of Arroyo Vista Family Health Center, a non-profit network of community health centers serving Greater Northeast Los Angeles since 1981. Under Ms. Estradas’ leadership, Arroyo Vista has grown from a small storefront clinic to a healthcare delivery network of four health centers and a mobile medical clinic serving the healthcare needs of medically underserved families within its local communities. Ms. Estradas also serves as a City Health Commissioner in Los Angeles, and as a Board member of the Alhambra Hospital Medical Center. Her experience includes hospital and community public health nursing at UCLA, the Eastern Los Angeles Regional Center for the Developmentally Disabled, the State of California Department of Health Services – Rural Health Farmworker Division, and Arroyo Vista Family Health Center. Ms. Estradas has a Bachelor of Science degree in Nursing, as well as a master’s degree in Public Health, both from UCLA.

Ms. Estradas’ qualifications to serve on the board include her extensive experience and expertise in healthcare service provision and healthcare administration, including as Chief Executive Officer of Arroyo Vista Family Health Center.

Weili Dai. Ms. Dai is the cofounder of global semiconductor company Marvell Technology where she served as president and director until 2016. In 2018, Ms. Dai co-founded MeetKai, Inc., an AI-enabled personalized conversational search company, and continues to serve as its Executive Chairwoman today. She also serves as Chairman of the Board at Lark Technologies, Inc., a healthcare technology company aimed at delivering scalable, virtual chronic conditions care and preventative healthcare through conversational AI. Ms. Dai has been honored on Forbes’ “World’s Most Powerful Women” list and was named an EY Entrepreneur of the Year. Ms. Dai holds a B.S. in Computer Science from the University of California, Berkeley.

Ms. Dai’s qualifications to serve on the board include her extensive experience and expertise in the technology industry and board or executive-level role with numerous technology, data science, and AI companies, including Marvell Technology, MeetKai, Inc, and Lark Technologies, Inc.

BACKGROUND OF EXECUTIVE OFFICERS

The following sets forth the names, positions, ages, and other information regarding our executive officers as of April 28, 2023.

Name	Position	Age
Kenneth Sim, M.D.	Executive Chairman	69
Thomas S. Lam, M.D., M.P.H.	Co-Chief Executive Officer and President	73
Brandon Sim	Co-Chief Executive Officer	29
Chandan Basho	Chief Strategy Officer, Interim Chief Financial Officer, and Corporate Secretary	41
Albert Young, M.D., M.P.H.	Chief Administrative Officer	76

Kenneth Sim, M.D. and Thomas S. Lam, M.D., M.P.H. See “Background of Directors” above.

Brandon Sim. Mr. Sim is the Co-Chief Executive Officer at ApolloMed, where he leads the transformation of healthcare delivery for physicians and patients. He is responsible for the Company’s overall strategy, growth, operations, and technology innovation. Since joining ApolloMed in 2019, he has also served as Chief Operating Officer, Chief Technology Officer, and Vice President of Engineering. Prior to joining ApolloMed, Mr. Sim served as Quantitative Researcher at Citadel Securities from 2015 to 2019. From 2012 to 2015, Mr. Sim co-founded and served as Chief Technology Officer at Theratech, a medical device company focused on developing a low-cost, simple-to-use patch for automated drug delivery. Mr. Sim is a member of the board of directors of Cardio Diagnostics, where he serves as the chair of the nominating and corporate governance committee and is a member of the audit committee. He was also a member of the board of directors of Clinigence Health from 2021 to 2022. Mr. Sim received his Master of Science in Computer Science and Engineering and Bachelor of Arts in Statistics and Physics, Magna Cum Laude with High Honors, from Harvard University.

Chandan Basho. Mr. Basho possesses 15 years of experience in strategy, finance, and operations at reputable healthcare companies, most recently having served as Vice President of Strategy and Corporate Development at Alignment Healthcare since 2018. From 2017 to 2018, Mr. Basho served as Chief Financial Officer at Alsana, a private equity-backed behavioral health company. From 2014 to 2017, Mr. Basho served in different positions at HealthCare Partners, a DaVita Medical Group company, including as Vice President of Strategy and Corporate Development leading strategy and development for the California market. From 2007 to 2014, Mr. Basho served in different capacities related to strategy and finance at DaVita Kidney Care, including as Director of Corporate Finance. Mr. Basho received a bachelor’s degree in Bioengineering from the University of California, Berkeley, and an MBA from the Wharton School at the University of Pennsylvania.

Albert Young, M.D., M.P.H. Dr. Young has served as our Chief Administrative Officer since September 2019. He previously served as our Co-Chief Medical Officer from December 2017 to August 2019. Dr. Young has also served as the Chief Medical Officer of NMM since 2005, as a member of NMM’s board of directors since 2010, and as the Chief Medical Officer of APC from 2004 to 2019. Dr. Young received his undergraduate degree from West Virginia University and his medical degree from West Virginia University School of Medicine. He completed his internal medicine residency training at the Los Angeles County-University of Southern California Medical Center. Upon completing his residency training, Dr. Young completed a fellowship in pulmonary medicine at the Los Angeles County-University of Southern California Medical Center. As an advocate of general preventive medicine, Dr. Young also obtained a Master’s degree in Public Health from UCLA in 1998.

DIRECTOR COMPENSATION

Non-employee director compensation in 2022 consisted of the following:
•An annual cash retainer of $80,000 for board services, paid in monthly installments;
•An annual cash retainer for committee members, paid in monthly installments, in the following amounts: Audit Committee — $12,000, Compensation Committee — $10,000 and Nominating & Corporate Governance Committee — $10,000;
•An annual cash retainer for committee chairpersons, paid in monthly installments, in the following amounts: Audit Committee — $10,000, Compensation Committee — $5,000 and Nominating & Corporate Governance Committee — $5,000;
•An annual cash fee of $20,000 for the lead independent director, paid in monthly installments;
•Additional cash compensation, at a rate of $1,200 per day or a pro-rated portion thereof, for Board service requiring out-of-town travel;
•Options to purchase shares of the Company’s common stock, which generally vest quarterly over a one-year period following the grant date, subject to the director’s continued service with the Company.

The following table reflects the compensation awarded to, earned by, or paid to our directors for the year ended December 31, 2022. Drs. Sim and Lam are not included in the following table because they received no separate compensation for their services as directors of the Company, and all compensation earned by them during the year ended December 31, 2022, as executive officers of the Company is reflected in the Summary Compensation Table below:

Name	Fees Earned in Cash(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Mark Fawcett	$45,000	$199,070	$—	$244,070
David G. Schmidt	$116,996	$199,070	$—	$316,066
Mitchell W. Kitayama	$129,996	$199,070	$—	$329,066
Michael F. Eng	$92,004	$199,070	$—	$291,074
Ernest A. Bates, M.D.	$90,000	$199,070	$—	$289,070
Linda Marsh	$80,004	$199,070	$—	$279,074
John Chiang	$102,000	$199,070	$—	$301,070
Matthew Mazdyasni	$80,004	$199,070	$—	$279,074
J. Lorraine Estradas, R.N., B.S.N., M.P.H.	$—	$—	$—	$—
Weili Dai	$80,004	$—	$—	$80,004

(1)The amounts reported in this column represent total cash compensation earned in 2022 for service as a director.

(2)The amounts reported in this column represent the aggregate grant date fair value of the options to purchase shares of the Company’s common stock granted in 2022 under the Company’s 2015 Equity Incentive Plan, as calculated in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not reflect the actual economic value that may be realized by the non-employee director upon vesting or the exercise of the stock options, or the sale of the common stock underlying such options.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking stockholders to approve an advisory resolution on the compensation of our named executive officers as reported in this proxy statement, commonly referred to as the “say-on-pay” vote. Although the say-on-pay vote is advisory and therefore non-binding on us, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. As described below in the “Executive Compensation” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•Attract and retain highly qualified and productive executives.

•Motivate executives to enhance our overall performance and profitability through the successful execution of the Company’s short-term and long-term business strategies, with an emphasis on the long term.

•Align the long-term interests of our executives and stockholders through ownership of the Company’s common stock by executives and by rewarding stockholder value creation.

•Ensure that compensation opportunities are competitive.

We encourage stockholders to read the “Executive Compensation” section of this proxy statement, which provides an overview of our executive compensation policies and procedures. The Summary Compensation Table and other related compensation tables and narrative provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Executive Compensation” section of this proxy statement are effectively achieve our goals and that the compensation of the named executive officers reported in this proxy statement has contributed to our success.

In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2023 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the Executive Compensation section of this proxy statement and the Summary Compensation Table and the related compensation tables, notes and narrative in this proxy statement.”

As an advisory vote, this proposal is not binding on our company, our Board, or our Compensation Committee. The outcome of this advisory vote does not overrule any decision by us or our Board (or any committee thereof), create or imply any change to the fiduciary duties of the company or our Board (or any committee thereof), or create or imply any additional fiduciary duties for the company or our Board (or any committee thereof). However, our Compensation Committee and Board value the opinions to be expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PROGRAM FOR OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT AS SET FORTH IN THIS PROPOSAL 3.

PROPOSAL 4

VOTE ON THE APPROVAL OF THE APOLLO MEDICAL HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

Overview

The Board has approved the Apollo Medical Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”), subject to approval of the ESPP by our stockholders at the 2023 Annual Meeting. If the ESPP is approved by our stockholders, the Company will be authorized to offer eligible employees of the Company and its designated subsidiaries the ability to purchase shares of our common stock at a discount, subject to various limitations under the ESPP. The Board of Directors believes that the ESPP will promote broad-based ownership of our common stock by employees and will help to align the interests of ESPP participants with those of our stockholders.

The ESPP is designed to allow eligible employees of (and in some cases, consultants to) the Company and its designated subsidiaries to purchase shares of the Company’s common stock with accumulated payroll deductions. The ESPP is divided into two components: the “423 Component” and the “Non-423 Component.” The 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Non-423 Component is not intended to qualify under Section 423 of the Code and may be used to grant purchase rights to employees and consultants who may be designated by the ESPP administrator and who would not be eligible to participate in the 423 Component as a result of applicable restrictions under the Code.

The key terms of the ESPP are described in the summary below. A copy of the ESPP is attached to this proxy statement as Annex A. The summary is qualified in its entirety by reference to the complete text of the ESPP.

Summary of the ESPP

Administration

The ESPP will be administered by the Compensation Committee (the “Administrator”). Subject to the terms and conditions of the ESPP, the Administrator will have discretionary authority to administer and interpret the ESPP and to determine the terms and conditions of the offerings of the Company’s common stock to be made under the ESPP. Subject to applicable laws and regulations, the Administrator is authorized to delegate administrative authority under the ESPP to one or more officers of the Company or to other individuals or groups. The Administrator’s interpretation of any provision of the ESPP or of any rights thereunder will be conclusive and binding on all persons. No member of the Board or the Compensation Committee or any other individual exercising administrative authority with respect to the ESPP will be liable for any action or determination made in good faith with respect to the ESPP.

Share Reserve

The maximum number of shares of the Company’s common stock which will be authorized for issuance under the ESPP is 5,000,000 shares, subject to adjustment as described below. The shares reserved for issuance under the ESPP may be authorized but unissued shares, treasury shares, or shares from any other proper source.

Eligibility

Employees eligible to participate in the ESPP for a given offering generally include all employees who are employed by the Company or one of its designated subsidiaries for that offering. However, as permitted by Section 423 of the Code, the Administrator may provide that any of the following employees will be ineligible to participate in a given offering under the 423 Component: (i) employees with less than two years of service, (ii) employees who customarily work not more than 20 hours per week or not more than five months per calendar year, (iii) highly compensated employees, and (iv) certain non-U.S. employees. Eligibility for offerings under the Non-423 Component may be subject to these and other restrictions as determined by the Administrator, and the Administrator may also permit non-employee consultants to participate in offerings under the Non-423 Component. Further, an employee will not be eligible to participate in an offering if, immediately after the option to purchase stock in the offering otherwise would be granted, the employee would own (actually or constructively) 5% or more of the total combined voting power or value of all classes of stock of the Company, or of a subsidiary or parent corporation of the Company. If approved by our stockholders, approximately 1,050 employees and approximately 100 non-employee consultants would be eligible to participate in the ESPP.

Participation

Participants will enroll in the ESPP by completing an enrollment form authorizing the deduction of a whole percentage of at least 1% but not more than 25% of their eligible compensation (generally, base salary and cash incentive bonus payments) otherwise payable during an offering. The Administrator is also authorized to permit employees to enroll in the ESPP by electing to have a fixed dollar amount of compensation. All accumulated payroll deductions will be credited to a notional account and applied to the purchase of shares on the exercise date of the offering.

However, no employee may be granted purchase rights under the 423 Component that would permit the employee to purchase shares of the Company’s common stock with a fair market value of more than $25,000 (determined at the time the purchase right is granted) under the 423 Component (and any other “employee stock purchase plans” of the Company and its subsidiaries and parent corporations) during any calendar year. In addition, a participant may not purchase more than 920 shares in each offering (or any lesser maximum number that may be determined by the Administrator).

Offering

Under the ESPP, participating employees will be granted the right to purchase shares of the Company’s common stock at a discount during a series of successive offerings. Unless and until otherwise determined by the Administrator, each offering period will be a six-month period beginning on the first day of a calendar quarter and ending on the last day of the next succeeding calendar quarter. However, in no event may any single offering period be longer than 27 months.

The purchase price for each offering will be established by the Administrator, provided that in no event will the purchase price established by the Administrator for any offering be less than the lower of (i) 85% of the closing price per share of the Company’s common stock on the first trading day of the offering period, or (ii) 85% of the closing price per share on the exercise date, which will occur on the last trading day of each offering period. On the Record Date, the closing price of the Company’s common stock was $36.48 per share.

The Administrator’s determinations regarding offerings under the ESPP, including the length of those offerings, the component of the ESPP under which those offerings are made and the purchase price of shares acquired in those offerings may be changed by the Administrator as provided in the ESPP, and in any case, the Administrator’s determinations are subject to the approval of the ESPP by the Company’s stockholders.

Unless a participant has withdrawn from participation in the ESPP before the exercise date of the applicable offering, the participant will be deemed to have exercised the participant’s purchase right in full as of such exercise date. Upon exercise, the participant will purchase the number of whole shares (and/or fractional shares, as determined by the Administrator) that the participant’s accumulated payroll deductions will buy at the purchase price, subject to the limitations described above.

A participant may cancel his or her payroll deduction authorization and withdraw from the offering at any time prior to the end of the offering. Upon withdrawal, the participant will receive a refund of the participant’s notional account balance in cash without interest. If a participant withdraws from an offering, the participant may not later re-enroll in the same offering, but the participant may (if eligible) enroll in any later offering under the ESPP. If a participant wants to increase or decrease the rate of payroll withholding, the participant may do so effective for the next offering by submitting a new enrollment form before the offering for which the change is to be effective, at such time and in such manner as provided by the Administrator.

A participant may not transfer any rights under the ESPP other than by will or the laws of descent and distribution. During a participant’s lifetime, purchase rights under the ESPP shall be exercisable only by the participant. The ESPP is unfunded, and all funds received by the Company under the ESPP may be combined with other corporate funds and used for any corporate purpose, unless otherwise required by applicable law.

Adjustments

In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, spin-off, or other similar change in capitalization or event, the number and class of shares approved under the ESPP, the purchase price for an offering, and the maximum number of shares which a participant may elect to purchase in any single offering will be adjusted to prevent dilution or enlargement of the rights of ESPP participants. If the Company is liquidated or dissolved, the Administrator may provide that purchase rights under the ESPP will convert into the right to receive liquidation proceeds (net of the purchase price). In connection with a merger with or into another corporation, a sale of all or substantially all of our assets or common stock, or any other transaction in which the owners of our voting power immediately before the transaction do not hold a majority following the transaction, the Administrator may take any of the following actions, or do any combination thereof: (i) determine that each outstanding purchase right will be assumed or an equivalent purchase right substituted by the successor corporation or the parent or subsidiary of the successor corporation; (ii) upon written notice to participants, provide that all outstanding purchase rights will become exercisable to the extent of accumulated payroll deductions as of a specified date that is more than 10 days before the effective date of the applicable corporate transaction; (iii) upon written notice to participants, provide that all outstanding purchase rights will be canceled and accumulated payroll deductions will be returned to participants; or (iv) if the applicable transaction provides for cash payments to the holders of the Company’s common stock, provide for cash payments to participants in amounts based on the per-share amount of such cash payments to the stockholders.

Amendment and Termination

The Board may amend, suspend or terminate the ESPP at any time, subject to stockholder approval where required by applicable law.

U.S. Federal Income Tax Consequences

The following is a general summary of certain United States federal income tax consequences related to the purchase of shares under the ESPP. This summary deals with general federal income tax principles under currently applicable law and is provided only for general information. Other taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed in this summary. In any event, this summary is not intended as tax advice to ESPP participants, who should consult their own tax advisors regarding the tax consequences of participation in the ESPP.

Tax Consequences of the 423 Component

The 423 Component of the ESPP is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 of the Code. Accordingly, under the applicable Code provisions for Section 423 employee stock purchase plans, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the 423 Component. This means that an employee will not recognize taxable income upon being granted a purchase right under the ESPP or upon the purchase of shares. However, any shares acquired under the 423 Component will be purchased using after-tax compensation (meaning that the participant will recognize as ordinary income an amount equal to any compensation withheld for purposes of purchasing shares under the 423 Component). Upon a sale or disposition of shares purchased under the 423 Component, however, the participant will be subject to tax in an amount that depends upon the length of time the shares are held by the participant prior to disposing of them.

If the shares acquired under the 423 Component of the ESPP are sold or disposed of more than two years from the date of grant and more than one year from the date of purchase, or if the participant dies while holding the shares (sometimes called a “qualifying disposition”), the participant (or the participant’s estate) generally will recognize compensation taxable as ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price, or (ii) an amount equal to the applicable discount from the fair market value of the shares as of the date of grant. The Company will not be entitled to a federal income tax deduction for any compensation income recognized by the participant in a qualifying disposition. Any additional gain recognized by the participant in such a qualifying disposition will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold in a qualifying disposition for a price that is less than the purchase price, there is no ordinary income and the participating employee generally would have a long-term capital loss for the difference between the purchase price and the sale price.

If shares acquired under the 423 Component of the ESPP are sold or otherwise disposed of before the expiration of the holding periods described above (sometimes called a “disqualifying disposition”) at a price that is more than the purchase price, the participant will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares on the date the participant purchased the shares under the 423 Component over the purchase price; and (ii) the participant’s employer generally will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the participant (subject to any applicable limitations on such deductions). Any additional gain on such sale or disposition will be long-term or short-term capital gain, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of in a disqualifying disposition at a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date the participant purchased the shares under the 423 Component over the purchase price (and the Company will generally be entitled to a corresponding deduction, subject to any applicable limitations on deductions), but the participant generally will have a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the purchase date. The deductibility of any losses realized by participants under the 423 Component may be subject to limitations under applicable law.

Tax Consequences of the Non-423 Component

The Non-423 Component is not intended to qualify as an “employee stock purchase plan” for purposes of Section 423 of the Code, and participants in the Non-423 Component therefore will not be eligible for the special tax treatment provided to participants in the 423 Component pursuant to 423 of the Code.

A participant who elects to purchase shares of the Company’s common stock under the Non-423 Component generally will recognize as ordinary income at the time of purchase the amount of the purchase price discount attributable to the participant’s purchased shares. [Any shares acquired under the Non-423 Component will be purchased using after-tax compensation (meaning that the participant also will recognize as ordinary income an amount equal to any compensation withheld for purposes of purchasing shares under the Non-423 Component). To the extent that a participant recognizes ordinary income in the circumstances described above, the participant’s employer generally will be entitled to a corresponding deduction (subject to any applicable limitations on such deductions).

Upon subsequent sale of shares of common stock purchased under the 423 Component, the difference between the sale price and the Participant’s basis in the shares (generally, the fair market value on the date the shares were purchased) generally will be treated as a capital gain or loss, and will be long-term or short-term, depending on whether the shares are held for more than one year from the date the shares were purchased. The deductibility of any losses realized by participants under the Non-423 Component may be subject to limitations under applicable law.

New Plan Benefits

Participation in the ESPP is voluntary and dependent on each eligible employee’s (or consultant’s) election to participate, as well as the level of payroll deductions elected by each participant. As a result, future benefits under the ESPP cannot be determined at this time.

Registration with the SEC

Promptly following approval of the ESPP by our stockholders, the Company intends to file a Registration Statement with the SEC relating to the shares of the Company’s common stock reserved for issuance under the ESPP.

Vote Required for Approval

The affirmative vote of the majority of shares present or represented by proxy at the 2023 Annual Meeting and entitled to vote on the matter is required for approval of the ESPP. Abstentions, if any, count as a vote against this proposal. Broker non-votes will have no effect on the result of the vote on this proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE APOLLO MEDICAL HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN (THE “ESPP”). OUR BOARD HAS APPROVED AND ADOPTED THE ESPP, SUBJECT TO STOCKHOLDER APPROVAL. ACCORDINGLY, THE ESPP WILL BECOME EFFECTIVE AS OF THE DATE ON WHICH IT IS APPROVED BY OUR STOCKHOLDERS.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Apollo Medical Holdings, Inc. has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Mitchell W. Kitayama (Chairman)
David Schmidt
John Chiang

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis explains the material elements of the compensation awarded to, earned by, or paid to the executive officers named in the Summary Compensation Table below during 2022, who we refer to as our “named executive officers.”

Compensation Program Objectives and Philosophy

The Compensation Committee oversees the design and administration of the compensation program for our executive officers. The Compensation Committee’s primary objectives in structuring and administering our executive officer compensation program are to:
•Attract, motivate, and retain talented and dedicated executive officers; and
•Reinforce business strategies and objectives for enhanced stockholder value.

To achieve these goals, the Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the Committee believes are comparable with those of executive officers at other public companies having a similar size and line of business, while taking into account our relative performance and our own strategic goals.

The principal elements of our executive compensation program are base salaries, discretionary cash bonus awards, equity award grants, and other benefits and perquisites. Our benefits and perquisites consist of life, disability, and health insurance benefits and a qualified 401(k) savings plan.

We view these components of compensation as related, but distinct. Although the Compensation Committee reviews total compensation, we do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other components. We determine the appropriate level for each compensation component based in part on compensation paid to executive officers at comparable companies consistent with our recruiting and retention goals, our view of internal equity and consistency, the results of its most recent stockholder advisory vote, and other considerations we deem relevant, such as rewarding extraordinary performance.

Determination of Compensation Awards

The Compensation Committee typically performs an annual strategic review of our executive officers’ compensation to determine whether such compensation provides adequate incentives and motivation to our executive officers and whether it adequately compensates our executive officers relative to comparable officers in other similarly situated companies.

For compensation decisions relating to executive officers other than our Co-Chief Executive Officers, the Compensation Committee considers recommendations from our Co-Chief Executive Officers and Executive Chairman. When determining compensation for our Co-Chief Executive Officers and Executive Chairman, the Compensation Committee considers such factors as competitive industry salaries, an assessment of each Co-Chief Executive Officer’s and the Executive Chairman’s contributions made during the preceding year, and his respective industry expertise.

Review of Compensation Surveys

The Compensation Committee believes that it is important when making its compensation-related decisions to be informed as to the current practices of similarly situated companies. As a result, the Compensation Committee, from time to time, reviews broad-based third-party surveys and other information collected from public and private sources regarding the compensation for executive officers of comparably sized companies. The Compensation Committee considers the information in these surveys in connection with establishing the base salaries, performance-compensation awards, equity awards, and other benefits and perquisites for our named executive officers.

The Compensation Committee does not believe that the compensation of our named executive officers should be established solely by reference to the compensation programs of other companies or that the compensation of our named executive officers should be set as a specified percentage of the average compensation that is paid to executive officers of other companies. However, the Compensation Committee believes that collecting and reviewing this compensation survey information is a useful resource in providing information about current compensation practices and in confirming that the Company’s executive compensation program remains competitive.

Role of Compensation Consultant

For 2022, the Company retained Pearl Meyer as its independent compensation consultant to provide analysis and recommendations that inform the Compensation Committee’s decisions with respect to executive officer compensation, including, among other things, analysis and input on compensation program structure and performance measures and goals. Pearl Meyer did not perform any other services for the Company in 2022. The Company has reviewed the independence of Pearl Meyer under applicable SEC and Nasdaq rules and believes that Pearl Meyer does not have any conflicts of interest in advising the Company.

Base Salaries

We provide our named executive officers with base salaries that we believe enable us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals, while taking into account the unique circumstances of the Company. We review base salaries for our named executive officers annually, and increases, if any, are based on our performance and individual performance.

CEO Pay Ratio

As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation paid to the median employee and the annual total compensation of each of our Co-Chief Executive Officers, Dr. Lam and Mr. Sim.

For 2022, our last completed fiscal year, the median of the annual total worldwide compensation of our employees (other than our Co-Chief Executive Officers) was $45,839. As reported in the Summary Compensation Table, the annual total compensation of Dr. Lam and Mr. Sim was $1,487,709 and $15,302,775, respectively.

Based on this information, for 2022, the ratio of the annual total compensation of Dr. Lam and Mr. Sim to the median of the annual total compensation of all our employees (other than our Co-Chief Executive Officers) was 32 to 1 and 334 to 1, respectively. We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Co-Chief Executive Officers:

•We determined that, during the year ended December 31, 2022, our employee population consisted of 1,360 individuals, excluding our Co-Chief Executive Officers. This population consisted of full-time and part-time employees employed with us during the period.

•For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $45,839.
•For the annual total compensation of Mr. Sim and Dr. Lam, who were each serving as our Co-Chief Executive Officers on December 31, 2022, we used the amounts reported for 2022 in the “Total” column of the Summary Compensation Table included in this proxy statement.

Annual Cash and Stock-Based Bonus Awards

During each fiscal year, the Compensation Committee evaluates our bonus compensation practices in light of the objectives of the compensation program. As a result of this evaluation, the Compensation Committee determined that it was appropriate for our executive officers to be eligible to receive cash and/or stock-based bonus compensation based upon their individual performance during 2022.

Executive Officers’ Benefits and Perquisites

We provide the opportunity for our named executive officers and other executives to receive certain perquisites and general health and welfare benefits and participate in our defined contribution 401(k) plan. We provide these benefits to create additional incentives for our executive officers and to remain competitive in the general marketplace for executive talent.

Hedging Policy

The Company has determined that there is a substantial likelihood for the appearance of improper conduct by Company personnel when they engage in short-term or speculative securities transactions. Therefore, under the Company’s Insider Trading Policy, Company personnel are prohibited from engaging in any of the following activities involving the Company’s shares, except with the prior written consent of the Co-Chief Executive Officers, who are the compliance officers responsible for the administration of the policy:

•purchasing the Company’s securities on margin;
•pledging Company securities;
•short sales;
•buying or selling puts or calls; and
•engaging in options transactions (other than where the options were granted by the Company).

COMPENSATION TABLES AND RELATED NARRATIVE

Summary Compensation Table

The following table discloses the compensation awarded to, earned by, paid to or accrued to our named executive officers listed therein for the years ended December 31, 2022, 2021, and 2020, respectively:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)		Option Awards (1) ($)	All Other Compensation ($)		Total ($)
Kenneth Sim, M.D.	2022	$950,000		$450,000	(4)	$—		$—	$94,015	(12)(13)	$1,494,015
Executive Chairman	2021	$950,000		$—		$4,661,541		$1,115,766	$136,220	(12)(14)	$6,863,527
	2020	$950,000		$100,000		$1,160,003		$290,000	$21,770	(12)	$2,521,773

Thomas Lam, M.D., M.P.H.	2022	$950,000		$450,000	(4)	$—		$—	$87,709	(12)(13)	$1,487,709
Co-Chief Executive	2021	$950,000		$—		$4,661,541		$1,115,766	$129,887	(12)(14)	$6,857,194
Officer and President	2020	$950,000		$100,000		$1,160,003		$290,000	$15,139	(12)	$2,515,142

Brandon Sim	2022	$670,000	(2)	$1,000,000	(4)	$13,567,843	(7)	$—	$64,932	(15)	$15,302,775
Co-Chief Executive	2021	$364,423		$750,000	(5)	$5,587,518	(8)	$2,229,313	$74,903	(15)	$9,006,157
Officer	2020	$124,039		$600,000	(6)	$709,984	(9)	$—	$12,708	(15)	$1,446,731

Chandan Basho	2022	$195,000		$385,000	(4)	$3,308,377		$213,431	$1,419	(17)	$4,103,227
Interim Chief Financial
Officer and Corporate
Secretary

Albert Young, M.D., M.P.H.	2022	$400,000		$150,000	(4)	$—		$—	$23,673	(12)(13)	$573,673
Chief Administrative	2021	$400,000	(3)	$—		$—		$—	$53,726	(12)(14)	$453,726
Officer	2020	$366,945		$8,101		$34,611	(11)	$—	$6,991	(12)	$416,648

Eric Chin	2022	$139,579		$—		$—		$—	$358,912	(16)	$498,491
Chief Financial Officer	2021	$348,077		$—		$371,555	(10)	$39,905	$63,355	(16)	$822,892
and Corporate Secretary	2020	$300,000		$100,000	(6)	$74,984	(11)	$—	$24,246	(16)	$499,230

(1)The amount shown in this column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” Please see Footnote 1 of the Grant of Plan-Based Awards in 2022 table below for a discussion of the assumptions and methodologies used to calculate the valuations of the stock and option awards.

(2)Per Mr. Sim's employment agreement dated June 8, 2020, base salary is subject for annual increases. On August 2, 2022, Mr. Sim’s annual salary was increased to $670,000 effective for the 2022 year.

(3)Per Dr. Young's employment agreement dated June 8, 2020, base salary is subject for annual increases. On August 3, 2020, Dr. Young’s annual salary was increased to $400,000 effective for the 2021 year.

(4)Reflects bonus awarded in 2022; cash payment received in 2023.

(5)Reflects bonus awarded in 2021; cash payment received in 2022

(6)Reflects bonus awarded in 2020; cash payment received in 2021.

(7)The restricted stock award of $4,796,706 was granted in recognition of performance in 2021. The restricted stock award of $8,771,137 was granted with performance conditions.

(8)The restricted stock award of $2,554,394 was granted in recognition of performance in 2020. The restricted stock award of $3,033,124 was granted in recognition of performance in 2021.

(9)The restricted stock award was granted in recognition of performance in 2019 and was not based on any pre-established performance goals.

(10)The restricted stock award was granted in recognition of performance in 2020.

(11)The number of shares of such restricted stock award granted on February 5, 2020 were as follows: Mr. Chin — 4,073 restricted shares with a grant date fair value of $74,984; Dr. Young — 1,880 restricted shares with a grant date fair value of $34,611.

(12)Reflects health, dental, and life insurance premiums paid for the applicable year.

(13)Dr. Sim received cash payment of $73,077 in 2022 for unused paid time off. Dr. Lam received cash payment of $73,077 in 2022 for unused paid time off. Dr. Young received cash payment of $16,923 in 2022 for unused paid time off.

(14)Dr. Sim received cash payment of $115,210 in 2021 for unused paid time off. Dr. Lam received cash payment of $115,210 in 2021 for unused paid time off. Dr. Young received cash payment of $46,971 in 2021 for unused paid time off.

(15)Reflects $7,293 in 2022, $6,772 in 2021 and $7,008 in 2020 for health, dental, and life insurance premiums paid for applicable year; cash payment of $51,538 in 2022 and $62,331 in 2021 for unused paid time off; $6,100 in 2022, $5,800 in 2021 and $5,700 in 2020 relating to the Company’s 401(k) matching contribution.

(16)Reflects $2,812 in 2022, $6,772 in 2021 and $7,007 in 2020 for health, dental, and life insurance premiums paid for the applicable year; cash payment of $50,784 in 2021 and $11,538 in 2020 for unused paid time off; $6,100 in 2022, $5,800 in 2021 and $5,700 in 2020 relating to the Company’s 401(k) matching contribution; $350,000 in 2022 relating to separation pay.

(17)Reflects $1,400 in 2022 for medical waiver of health and dental insurance premiums paid for applicable year.

For a description of the material terms of the employment agreements, please see “Named Executive Officer Employment Agreements and Potential Payments Upon Change of Control or Termination” below.

Grants of Plan-Based Awards in 2022

The following table sets forth information regarding equity awards granted under the Company’s 2015 Equity Incentive Plan to our named executive officers in 2022:

Name	Grant Date	Stock Awards: Number of Shares of Stock (#)		Option Awards: Number of Shares of Stock Underlying Options (#)		Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Brandon Sim	06/27/2022	307,071	(2)	—		$—	$12,374,961
	11/04/2022	31,433	(3)	—		$—	$1,192,882
Chandan Basho	04/14/2022	—		12,217	(4)	$41.59	$213,431
	04/14/2022	76,939	(5)	—		$—	$3,308,377
Eric Chin	05/20/2022	2,726	(6)	—		$—	$98,436

(1)The amount shown in this column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” The value shown of the stock awards is based on the fair market value of the Company’s common stock on the date of grant and was computed by multiplying the number of shares awarded to each officer by the closing price of the Company’s common stock on the date of grant. The amount shown for the stock award excludes the impact of estimated forfeiture related to service-based vesting conditions and may not correspond to the actual value that is recognized by each officer upon the vesting of such grant. The value shown of the option awards reflects the fair value of the non-qualified stock options granted to each officer and is computed using the Black-Scholes option-pricing model value. Assumptions used in the calculation of the option awards are included in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on March 1, 2023.

(2)Of the 307,071 restricted stock awards, 108,560 reflects restricted stock awarded with time-based restrictions that lapse in four equal installments on June 27, 2023, June 27, 2024, June 27, 2025, and June 27, 2026. Vesting for the time-based restriction is generally contingent on the officer’s continued employment with the Company through the applicable vesting date. The award was granted in recognition of performance in 2021 and was not based on any pre-established performance goals. 198,511 restricted stock awards reflects restricted stock awarded with performance based conditions. Vesting is contingent on the officer’s continued employment with the Company through the applicable vesting date and achievement of performance based conditions on before December 31, 2024.

(3)Of the 31,433 restricted stock awards, 11,113 reflects restricted stock awarded with time-based restrictions that lapse in four equal installments on June 27, 2023, June 27, 2024, June 27, 2025, and June 27, 2026. Vesting for the time-based restriction is generally contingent on the officer’s continued employment with the Company through the applicable vesting date. The award was granted in recognition of performance in 2021 and was not based on any pre-established performance goals. 20,320 restricted stock awards reflects restricted stock awarded with performance based conditions. Vesting is contingent on the officer’s continued employment with the Company through the applicable vesting date and achievement of performance based conditions on before December 31, 2024.

(4)Reflects non-qualified stock options granted to Mr. Basho. Options vested on start date of April 14, 2022.

(5)Of the 76,939 restricted stock awards, 28,853 reflects restricted stock awarded with time-based restrictions that lapse in four equal installments on April 14, 2023, April 14, 2024, April 14, 2025 and April 14, 2026. Vesting is generally contingent on the officer’s continued employment with the Company through the applicable vesting date. The award was not based on any pre-established performance goals. 48,086 restricted stock awards reflects restricted stock awarded with performance based conditions. Vesting is contingent on the officer’s continued employment with the Company through the applicable vesting date and achievement of performance based conditions.

(6)The restricted stock awards granted reflects restricted stock awarded with a vesting date of the grant date.

Outstanding Equity Awards at Year-End

The following table summarizes the outstanding equity awards held by the Company’s named executive officers as of December 31, 2022:

		OPTION AWARDS (1)				STOCK AWARDS
Name	Grant Date	Number of Shares of Stock Underlying Unexercised Options — Exercisable	Number of Shares of Stock Underlying Unexercised Options — Unexercisable	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested (2) ($)
Kenneth Sim, M.D.	11/02/2021	9,834	19,668	$71.45	11/2/2026	—	—
	11/02/2021	—	—	—	—	43,495	1,287,017
	12/10/2020	19,668	9,834	$17.78	12/10/2025	—	—
	12/10/2020	—	—	—	—	21,747	643,494
	12/30/2019	28,046	—	$18.65	12/30/2024	—	—

Thomas S. Lam, M.D., M.P.H.	11/02/2021	9,834	19,668	$71.45	11/2/2026	—	—
	11/02/2021	—	—	—	—	43,495	1,287,017
	12/10/2020	19,668	9,834	$17.78	12/10/2025	—	—
	12/10/2020	—	—	—	—	21,747	643,494
	12/30/2019	28,046	—	$18.65	12/30/2024	—	—

Brandon Sim	11/04/2022	—	—	—	—	31,433	930,102
	06/27/2022	—	—	—	—	307,071	9,086,231
	11/02/2021	18,162	36,324	$80.00	11/2/2026	—	—
	11/02/2021	—	—	—	—	28,301	837,427
	03/08/2021	—	—	—	—	29,583	875,361
	02/03/2021	10,667	10,667	$23.24	2/2/2026	—	—
	02/03/2021	—	—	—	—	23,605	698,472

Chandan Basho	04/14/2022	12,217	—	$41.59	4/14/2025	—	—
	04/14/2022	—	—	—	—	76,939	2,276,625

(1)Reflects non-qualified stock options granted to each officer with a term of three - five years. Vesting is generally contingent on each officer’s continued employment with the Company through the applicable vesting date.

(2)The amounts shown in this column were computed by multiplying the number of shares awarded to each officer by the closing price of the Company’s common stock on December 31, 2022.

Options Exercises and Stock Vested at Year-End

The following table provides information on restricted stock that vested for the following named executive officers of the Company during the year ended December 31, 2022.

Name	Number of Options Exercised (1)	Value realized upon Exercised(2) ($)	Number of Shares Acquired Vesting	Value Realized upon Vesting(3) ($)
Kenneth Sim, M.D.	—	—	63,942	$2,160,619
Thomas S. Lam, M.D., M.P.H.	—	—	63,942	$2,160,619
Brandon Sim	—	—	67,337	$3,191,514
Chandan Basho	—	—	—	$—
Eric Chin	3,103	$92,438	18,199	$883,072
Albert Young, M.D., M.P.H.	—	—	627	$30,391

(1)These amounts represent the exercise of stock options granted in February 2021 and expiring in February 2026.

(2)Value realized represents the quoted market value of the underlying share on the exercise date minus the exercise price, multiplied by the number of options exercised.

(3)Value realized represents the quoted market value of the underlying shares on the vesting date multiplied by the number of shares vested.

Named Executive Officer Employment Agreements and Potential Payments Upon Change of Control or Termination

The following named executive officers: Kenneth Sim, M.D. (Executive Chairman), Thomas Lam, M.D., M.P.H. (Co-Chief Executive Officer and President), Brandon Sim (Co-Chief Executive Officer), and Albert Young, M.D., M.P.H. (Chief Administrative Officer) entered into employment agreements with the Company’s wholly owned subsidiary, Network Medical Management, Inc. (“NMM”), on June 8, 2020. Chandan Basho (Interim Chief Financial Officer, Chief Strategic Officer, and Corporate Secretary) entered into an employment agreement with the Company’s wholly owned subsidiary, NMM, on April 12, 2022.

The current annual base salaries of each named executive officer are as follows:

Name	Positions	Annual Base Salary ($)
Kenneth Sim, M.D.	Executive Chairman	$950,000
Thomas Lam, M.D., M.P.H.	Co-Chief Executive Officer and President	$950,000
Brandon Sim	Co-Chief Executive Officer	$670,000
Chandan Basho	Interim Chief Financial Officer, Chief Strategic Officer, Corporate Secretary	$300,000
Albert Young, M.D., M.P.H.	Chief Administrative Officer	$400,000

The employment agreement of each named executive officer has an initial term of one (1) year with automatic renewals and provides for annual cash bonuses as determined by the board of directors in its discretion consistent with the Company’s business plan, eligibility to receive cash or equity awards under the long-term incentive plans, and other benefits, including the payment of premiums for medical, dental, vision, disability, and life insurance.

Additionally, the employment agreement of each named executive officer provides that the executive officer’s employment may be terminated by the employer (a) in the event of death or disability of the executive officer, (b) without cause (as defined in the employment agreement) upon thirty (30) to sixty (60) days advance written notice, or (c) for cause at any time. The executive officer may terminate his employment at any time and for any reason, including for good reason (as defined in the employment agreement). Upon termination of the executive officer’s employment by the employer for cause or by the executive officer without good reason, the executive officer shall be paid any earned but unpaid base salary or annual bonus through the date of termination, accrued but unused paid time off and unpaid expense reimbursements. Upon termination of the executive officer’s employment by the employer without cause or by the executive officer for good reason, in addition to the amounts described in the preceding sentence, the executive officer shall be entitled to receive an amount equal to one-twelfth (1/12) of the executive officer’s most recent base salary times the number of full years of service completed, not to exceed twelve (12) years. Each employment agreement also contains restrictive covenants for the Company’s benefit, including confidentiality, non-solicitation and inventions assignment provisions.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by the full text of the employment agreements, copies of which the Company filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2020, and Form 10-Q for the quarter ended June 30, 2022.

Compensation Risk

Our Compensation Committee reviewed the compensation policies and practices of the Company that could have a material impact on the Company. The Compensation Committee’s review considered whether any of these policies and practices may encourage inappropriate risk-taking, whether any policy or practice may give rise to risks that are reasonably likely to have a material adverse effect on us, and whether it would recommend any changes to the Company’s compensation policies and practices. The Compensation Committee also reviewed risk-mitigating controls with the Board, such as the degree of committee and senior management oversight of each compensation program and the level and design of internal controls over such programs. Based on these reviews, the Company determined that risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2022, the members of our Compensation Committee were Mitchell Kitayama (chairman), David Schmidt, and John Chiang. None of these committee members (1) was an officer or employee of the Company during or prior to the time they served on the Compensation Committee or (2) had any relationship requiring disclosure by the Company pursuant to any paragraph of Item 404 of SEC Regulation S-K. None of the Company’s executive officers served on the board of directors or compensation committee of a company that had an executive officer who served as a member of our Board or Compensation Committee.

PAY V. PERFORMANCE

Below is the disclosure of the compensation of the Company’s Principal Executive Officers (“PEO”) and Named Executive Officers (“NEO”) for the last three fiscal years calculated in accordance with the recently adopted Item 402(v) of Regulation S-K. Item 402(v).

Year	Summary Compensation Table Total For PEO - Thomas S. Lam, M.D., M.P.H	Compensation Actually Paid to PEO-Thomas S. Lam, M.D., M.P.H (1)	Summary Compensation Table Total For PEO - Brandon Sim	Compensation Actually Paid to PEO- Brandon Sim (1)	Average Summary Compensation Table Total For Non-PEO NEOs (2)	Average Compensation Actually Paid To Non-PEO NEOs (1)(2)	Value of Initial Fixed $100 Investment Based on:			Net Income (In thousands)
							AMEH TSR (3)	Russell 3000 Index TSR (3)(4)	S&P 500 healthcare Index TSR (3)(4)
2022	$1,487,709	$(5,920,199)	$15,302,775	$997,261	$1,667,352	$(547,541)	$161	$123	$87	$49,049
2021	$6,857,194	$16,090,110	$9,006,157	$15,536,119	$2,060,036	$4,601,838	$399	$152	$143	$73,858
2020	$2,515,142	$2,412,548	$1,446,731	$1,564,858	$834,413	$789,118	$99	$121	$113	$37,866

(1)As the valuation methods for compensation actually paid ("CAP") required by the SEC differ from those required in the Summary Compensation Table ("SCT"), the table below provides a reconciliation of the SCT amounts to the CAP amounts in the Pay Versus Performance table for the PEOs and NEOs for each of the last three fiscal years.

(2)The other named executive officers include Kenneth Sim, M.D., Executive Chairman, Chandan Basho, Chief Strategy Officer, Interim Chief Financial Officer and Corporate Secretary, Albert Young, M.D., M.P.H., Chief Administrative Officer, and Eric Chin, Former Chief Financial Officer and Corporate Secretary.

(3)Pursuant to the SEC rules, total shareholder return, or TSR, reflects an initial investment of $100 on December 31, 2019.

(4)The peer group of the listed fiscal year consists of the Russell 3000 Index and S&P 500 Healthcare Index.

Summary Compensation Table to Compensation Actually Paid Reconciliation Table

	Year	Total Per Compensation Summary	Deduct: RSA Granted in Current Year	Deduct: Stock Options granted in CY (1)	Year-Over-Year Increase (Decrease) in Fair Value as of Year End of Unvested Awards Granted (1)(2) (3)	Increase (Decrease) From Prior Year End in Fair Value of Awards That Vested During the Year (1)(4)	Total ($)
PEO #1	2022	$1,487,709	$—	$—	$(3,852,379)	$(3,555,529)	$(5,920,199)
Thomas S. Lam, M.D., M.P.H	2021	$6,857,194	$(4,661,541)	$(1,115,766)	$10,796,373	$4,213,850	$16,090,110
	2020	$2,515,142	$(1,160,003)	$(290,000)	$1,419,563	$(72,154)	$2,412,548

PEO #2	2022	$15,302,775	$(13,567,843)	$—	$1,746,542	$(2,484,213)	$997,261
Brandon Sim	2021	$9,006,157	$(5,587,518)	$(2,229,313)	$13,976,639	$370,154	$15,536,119
	2020	$1,446,731	$(709,984)	$—	$407,147	$420,964	$1,564,858

Average NEOs	2022	$1,667,352	$(827,094)	$(53,358)	$(431,525)	$(902,916)	$(547,541)
	2021	$2,060,036	$(1,258,274)	$(288,918)	$2,991,986	$1,097,007	$4,601,838
	2020	$834,413	$(317,400)	$(72,500)	$360,618	$(16,013)	$789,118

(1)Stock option fair values are calculated at each measurement date using a Black-Scholes valuation model, consistent with the approach used to value the awards at the grant date. Stock option fair values as of each measurement date were determined using updated assumptions (the closing stock price of our Common Stock as of the measurement date, risk-free interest rate, expected life, expected volatility of the price of our Common Stock, and expected dividend yield) and fair value increases are primarily driven by an increase in the price of the Company’s Common Stock.

(2)Includes year end fair value of equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year. The year-over year increase is the year-end fair value since it was not granted in prior years.

(3)Unvested awards includes awards that have performance based metrics with the probability of being met.

(4)Includes awards that are granted and vested in the same covered fiscal year. The increase from the prior year end is the fair value as of the vesting date since it was not granted in prior years.

Compensation Actually Paid and Performance Measures

Compensation Actually Paid
Vs. Total Shareholder Return
Compensation Actually Paid ($M)
TSR assuming $100 initial investment
17
12
7
2
-3
-8
400
350
300
250
200
150
100
50
2.41
$0.74
$0.79
16.09
$15.17
$399
$4.60
$1.00
$161
$(0.55)
(5.92)
$152
$143
$121
$113
$99
$123
$87
FY 2020
FY 2021
FY 2022
COMPENSATION ACTUALLY PAID TO PEO-Thomas S. Lam, M.D., M.P.H
COMPENSATION ACTUALLY PAID TO PEO-Brandon Sim
AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS(3) (4)
AMEH TSR
Russell 3000 TSR
S&P 500 Healthcare TSR

Compensation Actually Paid
Vs. Net Income
17
12
7
2
-3
-8
80
70
60
50
40
30
Compensation Actually Paid ($M)
Net Income (in millions)
2.41
$0.74
$0.79
$38
16.09
$15.17
$74
$4.60
49.05
$1.00
(5.92)
$(0.55)
FY 2020
FY 2021
FY 2022
COMPENSATION ACTUALLY PAID TO PEO-Thomas S. Lam, M.D., M.P.H
COMPENSATION ACTUALLY PAID TO PEO-Brandon Sim
AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS(3) (4)
NET INCOME
(in millions)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information, as of April 25, 2023 regarding the beneficial ownership of each class of our outstanding equity securities by:
•each person whom we know beneficially owns more than 5% of any class of our outstanding securities;
•each of our directors and nominees for the board of directors;
•each named executive officer listed in the Summary Compensation Table below; and
•all of our directors and executive officers, including named executive officers, as a group.

As a result of a business combination between Apollo Medical Holdings, Inc. and NMM in December 2017, NMM became, and is, a wholly owned subsidiary of the Company. Pursuant to instructions to Item 403 of Regulation S-K, all shares of our Series A preferred stock and Series B preferred stock, which are currently held by NMM, are excluded from our outstanding securities. Therefore, only one class of our equity securities, our common stock, is outstanding as of April 25, 2023. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws. The information provided in the following table is based on our records, information filed with the SEC, and information provided to us by the applicable beneficial owner.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Percent of Class(1)
More Than 5% Stockholder
Allied Physicians of California, A Professional Medical Corporation	10,299,259		17.90%
1668 S. Garfield Avenue, 2nd Floor Alhambra, California 91801
BlackRock, Inc.	6,514,440	(2)	11.32%
55 East 52nd Street, New York, New York 10055
The Vanguard Group	4,438,955	(3)	7.71%
100 Vanguard Boulevard, Malvern, Pennsylvania 19355

Directors and Executive Officers:
Kenneth Sim, M.D.	1,077,966	(4)	1.87%
Thomas S. Lam, M.D., M.P.H.	1,391,634	(5)	2.41%
Albert Young, M.D., M.P.H.	1,184,749		2.06%
Brandon Sim	846,898	(6)	1.47%
Chandan Basho	19,430	(7)	*
Linda Marsh	102,000	(8)	*
David G. Schmidt	90,409	(9)	*
Mitchell W. Kitayama	50,409	(10)	*
Ernest A. Bates, M.D.	47,000	(11)	*
John Chiang	41,115	(12)	*
Matthew Mazdyasni	28,500	(13)	*
J. Lorraine Estradas, R.N., B.S.N., M.P.H.	—		*
Weili Dai	—		*
All Executive Officers and Current Directors as a Group (13 persons)	4,880,110	(14)	8.46%

* Less than 1%

(1)Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Applicable percentage ownership is based on 57,550,326 shares of the Company’s common stock, issued and outstanding, as of April 25, 2023, according to the records maintained by our transfer agent. In computing the number of shares of stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares subject to options, warrants, and convertible securities held by that person or entity that are currently exercisable or convertible or that will become exercisable or convertible within 60 days following April 25, 2023 for the purpose of computing the ownership percentage of that person, but such shares are not considered outstanding for the purpose of computing the percentage ownership of any other person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2)Derived solely from information contained in a Schedule 13G/A filed with the SEC on January 26, 2023, by BlackRock, Inc. (“BlackRock”). According to Schedule 13G/A, BlackRock has sole voting power over 6,470,965 shares. BlackRock has sole dispositive power over 6,514,440 shares.

(3)Derived solely from information contained in a Schedule 13G/A filed with the SEC on February 9, 2023, by the Vanguard Group, Inc. (“Vanguard”). According to Schedule 13G, Vanguard has shared voting power over 65,580 shares. Vanguard has sole and shared dispositive power over 4,340,722 and 98,233 shares, respectively.

(4)Includes 57,548 shares of common stock subject to options that are exercisable within 60 days following April 25, 2023.

(5)Includes 57,548 shares of common stock subject to options that are exercisable within 60 days following April 25, 2023.

(6)Includes 39,496 shares of common stock subject to options that are exercisable within 60 days following April 25, 2023.

(7)Includes 12,217 shares of common stock subject to options that are exercisable within 60 days following April 25, 2023.

(8)Includes 39,500 shares of common stock subject to options that are exercisable within 60 days following April 25, 2023.

(9)Includes 90,409 shares of common stock subject to options that are exercisable within 60 days following April 25, 2023.

(10)Includes 50,409 shares of common stock subject to options that are exercisable within 60 days following April 25, 2023.

(11)Includes 47,000 shares of common stock subject to options that are exercisable within 60 days following April 25, 2023.

(12)Includes 41,015 shares of common stock subject to options that are exercisable within 60 days following April 25, 2023.

(13)Includes 28,500 shares of common stock subject to options that are exercisable within 60 days following April 25, 2023.

(14)Includes all of the shares identified in notes supra 4 through 13.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company’s 2010 Equity Incentive Plan (the “2010 Plan”), pursuant to which 500,000 shares of the Company’s common stock were reserved for issuance thereunder, was approved by the Company’s stockholders on March 4, 2010. The Company’s 2013 Equity Incentive Plan (the “2013 Plan”), pursuant to which 500,000 shares of the Company’s common stock were reserved for issuance thereunder, was approved by the Company’s stockholders as of April 29, 2013. As of December 31, 2022, there were no shares available for grant under the 2010 Plan or the 2013 Plan. The 2015 Plan, pursuant to which 1,500,000 shares of the Company’s common stock were reserved for issuance thereunder, was approved by the Company’s stockholders on September 14, 2016. In 2021, the 2015 Plan was amended to increase the maximum number of shares authorized for issuance by 2,000,000 shares, from 1,500,000 shares to 3,500,000 shares. In addition, shares that are subject to outstanding grants under the 2010 and 2013 Plans, but would have been restored to such plans’ reserve due to award forfeitures and terminations are rolled into, and become available for awards under, the 2015 Plan.

We do not currently have equity compensation plans, under which equity securities of the Company are authorized for issuance, that are not approved by our stockholders. The following table sets forth information concerning our stockholder-approved equity compensation plans as of December 31, 2022:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by stockholders	1,689,117	⁽²⁾	$25.88	1,050,916	⁽³⁾
Total	1,689,117			1,050,916

(1) The weighted-average exercise price is calculated based solely on the exercise prices of outstanding stock options.

(2) This number includes the following: 55,000 shares subject to outstanding awards granted under the 2013 Plan, of which all such shares were subject to outstanding stock options; and 1,634,117 shares subject to outstanding awards granted under the 2015 Plan, of which 804,850 shares were subject to outstanding stock options, 539,632 shares were issued pursuant to restricted stock awards and 289,635 shares were outstanding pursuant to restricted stock awards with performance based metrics with the probability of being met.

(3) This number consists of 1,050,916 shares available for issuance under the 2015 Plan.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than 10% of a class of our equity securities registered under Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. To the Company’s knowledge, based solely on a review of the Section 16(a) reports filed electronically with the SEC and written representations that no other reports were required during 2022, all reports required by Section 16(a) applicable to our executive officers and directors and greater than 10% beneficial owners were filed on a timely basis during 2022 except for one Form 3 filed late for Mr. Basho.

AUDIT COMMITTEE REPORT

The Audit Committee, which consists entirely of directors who currently meet the independence and experience requirements of Nasdaq, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements, and the quality of internal and external audit processes. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young, LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2022. In fulfilling its responsibilities, the Audit Committee took the following actions:

•Reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2022 included in the Annual Report on Form 10-K and the unaudited consolidated financial statements included in the Quarterly Reports on Form 10-Q with management and Ernst & Young, LLP. Our officers represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also met privately with Ernst & Young, LLP and the Company’s internal auditors to discuss accounting policies and their application, internal controls over financial reporting, and other matters of importance to the Audit Committee, Ernst & Young, LLP, or the internal auditors;
•Discussed with Ernst & Young, LLP the matters required to be discussed under Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board;
•Received the written disclosures and the letter from Ernst & Young, LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board, discussed with Ernst & Young, LLP about the firm’s independence, and concluded that Ernst & Young, LLP had been independent; and
•Considered the status of pending litigation, internal controls, taxation matters, and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited consolidated financial statements and discussions with management and Ernst & Young, LLP, the Audit Committee’s review of the representations of our officers, and the report of Ernst & Young, LLP to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC. On the basis of these reviews and discussions, the Audit Committee believes that it has satisfied its responsibilities under its charter.

Audit Committee
David Schmidt, Chair
John Chiang
Matthew Mazdyasni

ANNUAL REPORT ON FORM 10-K

You can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the year ended December 31, 2022 on the website of the U.S. Securities and Exchange Commission, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at: https://www.apollomed.net/investors/sec-filings. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Corporate Secretary, 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting
to be Held on June 13, 2023

The Notice of Annual Meeting, Proxy Statement, Form of Proxy Card, and Annual Report to Stockholders are available at: https://materials.proxyvote.com/03763A

You may request and receive a paper or email copy of our proxy materials relating to the 2023 Annual Meeting, free of charge, by email at: sendmaterial@proxyvote.com, or by phone at: 1-800-579-1639, or online at: http://www.proxyvote.com

STOCKHOLDER PROPOSALS

From time to time, our stockholders may present proposals that may be proper subjects for inclusion in a proxy statement of the Company and for consideration at an annual meeting of our stockholders. Pursuant to Rule 14a-8 promulgated under the Exchange Act, to be included in the Company’s proxy statement for the 2024 annual meeting of our stockholders, any stockholder proposals must be received by us no later than December 31, 2023; provided that if the date of the 2024 annual meeting is more than 30 days from the date of the 2023 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. Stockholder proposals for nominating director candidates must be accompanied by a written consent of the proposed nominee to be named as a director. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals to be included in the Company’s proxy statement. Proposals that are not received in a timely manner will not be voted on at the 2024 annual meeting of our stockholders. Even if a stockholder proposal is received on time, the proxies that the Board solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Stockholders are advised to review and comply with the Company’s Restated Bylaws, which may contain additional requirements as to the timing, form, and content of notice of stockholder proposals to us. Stockholder proposals should be marked for the attention of: Corporate Secretary, Apollo Medical Holdings, Inc., 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801.

OTHER MATTERS

Management does not know of any matters to be presented at the 2023 Annual Meeting other than those set forth herein and in the Notice accompanying this proxy statement. If a stockholder vote is necessary to transact any other matter that properly comes before the 2023 Annual Meeting at the 2023 Annual Meeting, the proxy holders intend to vote all proxies received by them in accordance with their best judgment related to such matter.

It is important that your shares be represented at the 2023 Annual Meeting, regardless of the number of shares that you hold. TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO PROMPTLY VOTE BY TELEPHONE OR INTERNET AS INSTRUCTED ON THE ACCOMPANYING PROXY CARD OR THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS, OR COMPLETE, DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD AS INSTRUCTED ON THE CARD. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

Stockholders who are present at the 2023 Annual Meeting may revoke their proxies and vote online during the meeting or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board,

Kenneth Sim, M.D.
Executive Chairman

April 28, 2023
Alhambra, California

Annex A (Employee Stock Purchase Plan)

APOLLO MEDICAL HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN
1.    Establishment and Purpose of Plan. This Apollo Medical Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) was adopted by the Board effective April 21, 2023, subject to approval of the Plan by the stockholders of the Company at the 2023 Annual Meeting of Stockholders. The purpose of the Plan is to provide to eligible service providers of the Company and its Designated Subsidiaries opportunities to purchase shares of the Company’s Common Stock. The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, pursuant to which Purchase Rights may be granted to Eligible Employees, and the 423 Component shall be interpreted in accordance with that intent. Under the Non-423 Component, which is not intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, Purchase Rights may be granted to Eligible Employees and Consultants pursuant to rules, procedures or sub-plans adopted by the Administrator and designed to achieve tax, securities laws or other objectives. Except as otherwise provided herein, the Non-423 Component shall operate and be administered in the same manner as the 423 Component. Unless otherwise defined herein, capitalized terms used in this Plan shall have the meanings ascribed to them in Section 2.
2.    Definitions.
(a)     “423 Component” has the meaning set forth in Section 1.
(b)     “Administrator” means the Committee (or a delegate appointed in accordance with Section 4(b)).
(c)    “Board” means the Board of Directors of the Company.
(d)     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. A reference to any specific section of the Code shall also be deemed to be a reference to the provisions of any section of the final treasury regulations issued by the U.S. Department of the Treasury under the Code, as amended from time to time, under that Code section.
(e)     “Committee” means the Compensation Committee of the Board (or any other committee or subcommittee of the Board which the Board may appoint to administer the Plan). Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) any other qualifications required by the applicable exchange on which the Common Stock is traded.

4857-9151-5994.2

(f)    “Common Stock” means the Company’s common stock, par value $0.001 per share.
(g)     “Company” means Apollo Medical Holdings, Inc., a Delaware corporation (or any successor corporation).
(h)     “Compensation” means, except as otherwise determined by the Administrator, an Eligible Employee’s (or, with respect to the Non-423 Component, a Consultant’s) base pay and cash incentive bonus otherwise payable during an Offering, prior to salary reduction (such as pursuant to Sections 125, 132(f) or 401(k) of the Code), as determined by the Administrator. The Administrator shall have the discretion to determine the application of this definition to Participants, including those outside working outside the United States.
(i)     “Consultant” means an individual who performs services for the Company or a Subsidiary as an independent contractor and in a capacity other than as an employee or a member of a board of directors.
(j)    “Designated Subsidiary” means any present or future Subsidiary that has been designated by the Administrator to participate in the Plan. The Administrator may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders, and may further designate such Designated Subsidiaries as participating in the 423 Component or the Non-423 Component. The Administrator may also determine which Subsidiaries may be excluded from participation in the Plan, to the extent consistent with Section 423 of the Code or as implemented under the Non-423 Component, and which Designated Subsidiaries shall participate in separate Offerings. For purposes of clarity, under the 423 Component, only those Subsidiaries that qualify as “subsidiary corporations” to the Company within the meaning of Section 424(f) of the Code may be Designated Subsidiaries with respect to any Offering under the 423 Component.
(k)     “Eligible Employee” has the meaning set forth in Section 6.
(l)     “Enrollment Form” means an agreement, which may be electronic, pursuant to which an Eligible Employee (or, with respect to the Non-423 Component, a Consultant) may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering.
(m)     “Exercise Date” means the last Trading Day of a Purchase Period.
(n)     “Fair Market Value” on any given date means the closing price of the Common Stock on the applicable Trading Day, as reported on the NASDAQ Capital Market or such other national securities exchange upon which the Common Stock may be listed at the time.
(o)     “Non-423 Component” has the meaning set forth in Section 1.

(p)     “Offering” means an offering to Eligible Employees (or, with respect to the Non-423 Component, Consultants) to purchase Common Stock under the Plan. Unless otherwise determined by the Administrator, each Offering under the 423 Component in which Eligible Employees of one or more Designated Subsidiaries may participate may be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to Offerings under the 423 Component, the terms of separate Offerings need not be identical, provided that all Eligible Employees granted a Purchase Right in a particular Offering under the 423 Component will have the same rights and privileges, except as otherwise may be permitted by Code Section 423; Offerings under the Non-423 Component need not satisfy such requirements.
(q)     “Offering Date” means the first Trading Day of an Offering.
(r)     “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.
(s)     “Participant” means: (i) with respect to the 423 Component, an Eligible Employee as provided in Section 6 who has enrolled in the Plan in compliance with the provisions of Section 7; and (ii) with respect to the Non-423 Component, an Eligible Employee or Consultant whom the Administrator has determined to be eligible to participate in the Non-423 Component pursuant to Section 6 and who has enrolled in the Plan in compliance with the provisions of Section 7.
(t)     “Plan” means the Apollo Medical Holdings, Inc. Employee Stock Purchase Plan, as set forth in this document and as it may be amended from time to time.
(u)     “Purchase Period” means the period of time specified within an Offering beginning on the Offering Date and ending on the Exercise Date.
(v)     “Purchase Price” has the meaning set forth in Section 11.
(w)     “Purchase Right” has the meaning set forth in Section 11.
(x)     “Reorganization Event” means: (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity; (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s aggregate outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the aggregate outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction; (iii) the sale of all of the Common Stock to an unrelated person, entity or group thereof acting in concert; or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

(y)     “SEC” means the United States Securities and Exchange Commission.
(z)     “Subsidiary” means (i) with respect to the 423 Component, a “subsidiary corporation” of the Company within the meaning Section 424(f) of the Code, and (ii) with respect to the Non-423 Component, any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under the common control with, the Company, whether or not such entity is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
(aa)    “Trading Day” means a day on which the NASDAQ Capital Market (or such other national securities exchange upon which the Common Stock may be listed at the time) is open for trading.
    3.    Share Reserve. Subject to adjustment as provided in Section 15, the maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be 5,000,000 shares, which shall consist of authorized but unissued shares, treasury shares, shares acquired on the open market, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled without the issuance of shares of Common Stock thereunder, the shares of Common Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3 may be used to satisfy purchases of Common Stock under the 423 Component, and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.

4.    Administration.
(a)    In General. The Plan shall be administered by the Administrator. The Administrator has full authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable and appoint such agents as it deems appropriate for the proper administration of the Plan; (ii) interpret and construe, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any Enrollment Form or other instrument or agreement relating to the Plan; (iii) determine the terms and conditions of any right to purchase shares of Common Stock under the Plan; (iv) make all determinations and take all actions it deems advisable for the administration of the Plan, including to accommodate the specific requirements of local laws, regulations and procedures for jurisdictions outside the United States, such as adopting rules and procedures regarding payment of interest (if any), conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements outside of the United States, and adopting sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, as further set forth in Section 17 below; (v) determine eligibility and decide all disputes arising in connection with the Plan, including whether Eligible Employees will participate in the 423 Component, whether Eligible Employees or Consultants will participate in the Non-423 Component, and which Subsidiaries will be Designated Subsidiaries under the 423 Component or the Non-423 Component; (vi) amend an outstanding right to purchase shares of Common Stock, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 15 or Section 16 (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Purchase Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan; and (vii) otherwise supervise and take any other actions necessary or desirable for the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. Neither the Administrator nor any member of the Board, the Committee or any other individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Purchase Right granted hereunder.
(b)    Delegation. Subject to applicable laws, the Administrator may delegate administrative authority hereunder to one or more officers of the Company or to such other individual or group as the Administrator may determine in its discretion.
(c)    Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Administrator under the Plan or may act as the Administrator of the Plan for any or all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as Administrator of the Plan, the Board shall have all the powers of the Administrator hereunder, and any reference in the Plan to the Administrator (other than in this Section 4(c)) shall include the Board.

5.     Offerings. The Company will make one or more Offerings to Eligible Employees to purchase Common Stock under the 423 Component and may make one or more Offerings to Eligible Employees and/or Consultants under the Non-423 Component. The Administrator shall, in its discretion, designate the period of any Offering, provided that no Offering shall exceed 27 months in duration. Unless and until the Administrator determines otherwise, each Offering shall be for a Purchase Period of 6 months beginning on the first day of a calendar quarter and ending on the last day of the next succeeding calendar quarter. Subject to applicable law, the Administrator, or its delegate, retains the discretion to impose trading restrictions or holding requirements on Common Stock purchased with respect to a particular Offering. If the Administrator elects to impose such restrictions or requirements, the restrictions or requirements will be described in the enrollment materials for the applicable Offering.
6.     Eligibility.
(a)    Except as otherwise provided in this Section 6 (including, but not limited to, the provisions of Section 6(d) regarding the Non-423 Component), all individuals classified as employees on the payroll records of the Company and each Designated Subsidiary shall be eligible to participate in any one or more of the Offerings under the Plan (“Eligible Employees”). Notwithstanding the foregoing, no Participant may be granted a Purchase Right under the 423 Component if such Participant, immediately after the Purchase Right was granted, would be treated as owning stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. Further notwithstanding the foregoing, the Administrator may determine, prior to the beginning of an Offering, that one or more of the following categories of Eligible Employees shall not be eligible to participate in the Plan with respect to such Offering (provided that any such determination shall be applied in a consistent manner to all employees of the applicable corporation(s)):
(i)    Employees who have been employed by the Company or a Designated Subsidiary for fewer than two years (or such shorter period of time as may be specified by the Administrator);
(ii)     Employees who customarily work not more than twenty (20) hours per week (or such shorter period of time as may be specified by the Administrator);
(iii)    Employees who customarily work not more than five (5) months per calendar year (or such shorter period of time as may be specified by the Administrator);
(iv)    “Highly compensated employees” (as defined in Section 414(q) of the Code), or a subset of highly compensated employees specified by the Administrator who (A) are officers of the Company and subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934 as amended, and/or (B) have compensation (within the meaning of Section 415(c)(3) of the Code) exceeding an amount specified by the Administrator that is higher than the amount provided in Section 414(q)(1)(B)(i) of the Code for the applicable calendar year; or
(v)     Employees who are citizens or residents of a non-U.S. jurisdiction, if the grant of a purchase right under the Plan to such an employee would be prohibited under the laws of such jurisdiction, or if compliance with the laws of such jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.
(b)     Notwithstanding any other provision herein, individuals who are not classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system on the Offering Date are not considered to be “Eligible Employees” of the Company or any Designated Subsidiary and shall not be eligible to participate in the 423 Component with respect to such Offering. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation in the 423 Component. Notwithstanding the foregoing, the exclusive means for individuals who are not classified as of an Offering Date as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in an Offering under the 423 Component is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein. For purposes of the Plan, in accordance with Treas. Reg. § 1.421-1(h)(2), the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Designated Subsidiary that does not exceed three months and during any period longer than three months if the individual’s right to reemployment is guaranteed by statute or contract.
(c)    The Administrator retains the discretion to determine which Eligible Employees may participate in the 423 Component pursuant to and consistent with Treasury Regulation §§ 1.423-2(e) and (f), and which Eligible Employees and Consultants may participate in the Non-423 Component.
(d)    Notwithstanding anything in this Section 6 to the contrary, in the case of an Offering under the Non-423 Component, (i) an Eligible Employee (or group of Eligible Employees) may be excluded from, or included in, participation in the Non-423 Component or an Offering as the Administrator may determine, in its sole discretion; and (ii) a Consultant (or group of Consultants) may be included in, or excluded from, participation in the Non-423 Component or an Offering as the Administrator may determine, in its sole discretion.

7.     Participation.
(a)     Participants on Offering Date. An Eligible Employee (or, with respect to the Non-423 Component, a Consultant) may elect to participate in the Plan by properly completing and submitting an Enrollment Form (in the manner described in Section 7(b)) by such deadline as shall be established by the Administrator for the Offering and in accordance with enrollment procedures established by the Administrator. Participation in the Plan is entirely voluntary.
(b)     Enrollment. The Enrollment Form shall (i) state a whole percentage or, to the extent permitted by the Administrator, a fixed dollar amount, to be deducted from an Eligible Employee’s (or, with respect to the Non-423 Component, a Consultant’s) Compensation per pay period during an Offering, (ii) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (iii) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 13. An eligible individual who does not enroll in an Offering in accordance with these procedures shall be deemed to have waived participation in such Offering.
(c)     Automatic Re-Enrollment. Except as otherwise determined by the Administrator prior to an Offering Date, the deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offerings unless the Participant (i) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 9, (ii) withdraws from the Plan in accordance with Section 10, or (iii) terminates employment or other service or otherwise becomes ineligible to participate in the Plan.
 (d)     Electronic Submission of Enrollment Form. The Administrator may specify that Enrollment Forms to be submitted to the Company pursuant to this Section 7 or Section 10 below are to be submitted electronically via the Company’s intranet or the internet site of a third party or via email or any other means of electronic delivery specified by the Administrator.
(e)     Notwithstanding the foregoing, participation in the 423 Component shall neither be permitted nor denied contrary to the requirements of the Code.

8.     Participant Contributions. Subject to the annual dollar amount limitation set forth in Section 11(b), each Eligible Employee (or, with respect to the Non-423 Component, each eligible Consultant) may, by submitting an Enrollment Form as described in Section 7(b), authorize payroll deductions, in whole percentages, at a minimum of 1% up to a maximum of 25% of such individual’s Compensation (or such other maximum percentage deduction as may be determined by the Administrator), or, to the extent permitted by the Administrator, in a fixed dollar amount, such individual’s Compensation (between such minimum and maximum dollar amount as specified by the Administrator prior to the applicable Offering), to be deducted on a pro rata basis for each pay period during an Offering. Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the last day of the Offering. Payroll deductions shall be made in accordance with the Eligible Employee’s (or, with respect to the Non-423 Component, the Consultant’s) election; however, if the Eligible Employee (or, with respect to the Non-423 Component, the Consultant) elects to contribute in whole percentages, due to rounding or other administrative reasons, the actual percentage contributed may be less than the elected percentage. The Company shall maintain notional book accounts showing the amount of payroll deductions made by each Participant for each Purchase Period, but the Company will not hold payroll deductions in a trust or in any segregated account, unless otherwise determined by the Administrator or required by applicable law. No interest shall accrue or be paid on payroll deductions, except as may be required by applicable law. If required under applicable law or if specifically provided in the Offering, in either case as and to the extent determined by the Administrator, in addition to or instead of making contributions by payroll deduction, a Participant may make contributions through a payment by cash, check, or wire transfer prior to an Exercise Date, in such manner as may be directed by the Administrator. Any reference to “payroll deductions” in this Section 8 (or in any other section of the Plan) shall similarly cover contributions by other means made pursuant to this Section 8.
9.     Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 10) by filing a new Enrollment Form by such deadline as shall be established by the Administrator for the Offering. The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.
10.     Withdrawal. A Participant may withdraw from participation in the Plan by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw (in accordance with such procedures as may be established by the Administrator). The Participant’s withdrawal shall be effective as of the next business day, or as soon as practicable thereafter. Following a Participant’s withdrawal, the Company shall promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an individual may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 7.

11.     Grant of Purchase Rights.
(a)    On each Offering Date, the Company shall grant to each Participant in the Plan the right to purchase (“Purchase Right”), on the Exercise Date and at the Purchase Price hereinafter provided for, the lowest of (i) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Purchase Price (as defined herein); (ii) 920 shares of Common Stock; or (iii) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering (in each case subject to adjustment pursuant to Section 15 or Section 16); provided, however, that such Purchase Right shall be subject to the limitations set forth below. Each Participant’s Purchase Right shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Purchase Right shall be as determined by the Administrator in advance of the applicable Offering (the “Purchase Price”), provided that in no event shall the Purchase Price be less than the lesser of 85% of the Fair Market Value of the Common Stock on the Offering Date or 85% of the Fair Market Value of the Common Stock on the Exercise Date.
(b)    Notwithstanding the foregoing, no Participant may be granted a Purchase Right which permits the Participant’s rights to purchase stock under the 423 Component, and any other employee stock purchase plan (described in Section 423 of the Code) of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the Offering Date) for each calendar year in which the Purchase Right is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Purchase Rights into account in the order in which they were granted.
12.     Exercise of Purchase Right and Purchase of Shares. Each individual who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Purchase Right on such date and shall acquire from the Company such number of whole shares (and/or fractional shares, as determined by the Administrator) of Common Stock reserved for the purpose of the Plan as the Participant’s accumulated payroll deductions on such date shall purchase at the Purchase Price, subject to any other limitations contained in the Plan. Unless otherwise determined by the Administrator in advance of an Offering, any amount remaining in a Participant’s account after the purchase of shares on an Exercise Date of an Offering solely by reason of any inability to purchase a fractional share shall be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering shall be refunded to the Participant promptly.

13.     Issuance of Shares. Shares of Common Stock may be issued under the Plan, and certificates (if any) representing shares of Common Stock purchased under the Plan may be issued only in the name of the Participant, or, to the extent permitted by the Administrator in its discretion in the name of the Participant and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the Participant to be his, her or their, nominee for such purpose. Participants will not have any voting, dividend, or other rights of a stockholder with respect to the shares of Common Stock until such shares have been delivered pursuant to this Section 13. All transactions under this Plan are subject to the Company’s insider trading policy as may be in effect from time to time. This includes any blackout period prohibition or requirement to obtain mandatory pre-clearance of transactions such as enrollment, withdrawal, or trading. If the standard enrollment period is scheduled to occur during a blackout period, arrangements will be made to allow for restricted insiders to update their elections during the preceding open trading window.
14.     Rights on Termination or Transfer of Employment or Other Service. If a Participant’s employment or other service terminates for any reason, or if the Participant’s status changes such that the Participant is no longer an Eligible Employee (or, in the case of the Non-423 Component, an eligible Consultant), before the Exercise Date for any Purchase Period, no payroll deduction shall be taken from any Compensation due and owing to the Participant and the balance in the Participant’s notional account shall be paid—as if such Participant had withdrawn from the Plan under Section 10—to such Participant or, in the case of such Participant’s death, (a) to the participant’s designated beneficiary, if any, to the extent that the Administrator, in its discretion, has permitted the designation of a beneficiary, or (b) otherwise, to the Participant’s estate. A Participant shall be deemed to have terminated employment or other service, for this purpose, if the entity by which the Participant is employed or with which the Participant has a service relationship, ceases to be a Designated Subsidiary, or if the Participant’s employment or other service is transferred to any entity other than the Company or a Designated Subsidiary. Unless otherwise determined by the Administrator, a Participant whose employment transfers between, or whose employment or other service terminates with an immediate rehire (with no break in service) by, a Designated Subsidiary or the Company shall not be treated as having terminated employment or other service for purposes of participating in the Plan or an Offering; provided, however, that if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right shall be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Participant’s Purchase Right shall remain non-qualified under the Non-423 Component.

15.     Adjustment in Case of Changes Affecting Common Stock. Subject to any required action by the stockholders of the Company, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Common Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Common Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan, the limit on the shares which may be purchased by any Participant during an Offering (as described in Section 11(a)) and the number of shares of Common Stock subject to, and the Purchase Price of, each outstanding Purchase Right, in order to prevent dilution or enlargement of Participants’ rights under the Plan. Any fractional share resulting from an adjustment pursuant to this Section 15 shall be rounded down to the nearest whole number, and in no event may the Purchase Price of any Purchase Right be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Administrator pursuant to this Section 15 shall be final, binding and conclusive.
16.     Reorganization Events. In connection with a Reorganization Event, the Administrator may take such actions with respect to outstanding Purchase Rights as the Administrator deems appropriate, consistent with applicable law and the treatment of the 423 Component as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, including, any one or more of the following:
(a)     provide that Purchase Rights shall be assumed, or substantially equivalent Purchase Rights shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
(b)     upon written notice to Participants, provide that all outstanding Purchase Rights will be terminated as of the effective date of the Reorganization Event and that all such outstanding Purchase Rights will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Administrator in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event;
(c)     upon written notice to Participants, provide that all outstanding Purchase Rights will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to the Participant on such date;
(d)     in the event of a Reorganization Event under the terms of which holders of Common Stock will receive, upon consummation thereof, a cash payment for each share surrendered in the Reorganization Event, make or provide for a cash payment to a Participant equal to the excess, if any, of (1) the amount of cash payable for a Common Share pursuant to the Reorganization Event times the number of shares of Common Stock subject to the Participant’s Purchase Right over (2) the aggregate Purchase Price of the Common Stock subject to such Purchase Right, in exchange for the termination of such Purchase Right;

(e)     provide that, in connection with a liquidation or dissolution of the Company, Purchase Rights shall convert into the right to receive liquidation proceeds (net of the Purchase Price thereof); or
(f)     any combination of the foregoing.
For purposes of clause (a) above, a Purchase Right shall be considered assumed if, following consummation of the Reorganization Event, the Purchase Right confers the right to purchase, for each share of Common Stock subject to the Purchase Right immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities, or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Purchase Rights to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Administrator) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
In addition, with respect to any outstanding Purchase Right under the 423 Component of the Plan, any action taken under this Section 16 shall be consistent with the intent that such Purchase Rights comply with Section 423 of the Code, unless otherwise expressly determined by the Administrator. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other Reorganization Event.
17.     Special Rules and Sub-Plans. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules or sub-plans applicable to Participants who are employees of or Consultants to a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees or Consultants, regarding, without limitation, eligibility to participate in the Plan, handling and making of payroll deductions or contribution by other means, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements; provided that if such special rules or sub-plans are inconsistent with the requirements of Section 423 of the Code, any employees subject to such special rules or sub-plans shall participate in the Non-423 Component, and Purchase Rights granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code.

18.     Amendment, Suspension and Termination of the Plan.
(a)    Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that, without the approval by the stockholders of the Company within 12 months of such Board action, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval under the requirements of any stock exchange upon which the shares may then be listed or in order for the 423 Component of the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code. In no event may any amendment be made which would cause the 423 Component of the Plan to fail to comply with Section 423 of the Code.
(b)    Suspension of the Plan. The Administrator may, at any time, suspend the Plan; provided that the Company shall provide notice to the Participants prior to the effectiveness of such suspension. The Administrator may resume the operation of the Plan following any such suspension; provided that the Company shall provide notice to the Participants prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless the Participant withdraws pursuant to Section 10). However, no Purchase Rights shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant, during the suspension period.
(c)     Termination of the Plan. The Board reserves the right to terminate the Plan, in whole or in part, at any time. The Plan shall terminate upon the date when all shares of Common Stock reserved under Section 3 of the Plan have been purchased, or upon such earlier date as may be determined by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.
19.     Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares of Common Stock purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned in a manner consistent with the requirements of Section 423(b)(4) and (5) of the Code and the regulations thereunder among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.
20.     Notification Upon Sale of Shares Under 423 Component. Each Participant shall agree, by enrolling in the 423 Component of the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Purchase Right pursuant to which such shares were purchased or within one year after the date such shares were purchased.
21.     Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees participating in the 423 Component shall have the same rights and privileges.

22.     General.
(a)     No Right to Purchase Rights; No Stockholder Rights; No Right to Employment or other service. No person shall have any right to be granted any Purchase Right under the Plan. No person shall have any rights as a stockholder with respect to any Common Stock to be issued under the Plan prior to the issuance thereof. The Plan is not a contract of employment or service, and the terms of employment or service of any Participant shall not be affected in any way by the Plan except as specifically provided in the Plan. The establishment of, enrollment in, or grant of a Purchase Right under the Plan shall not be construed as giving any person the right to be retained in the employ or other service of the Company or any Subsidiary. Further, the Company and each Subsidiary expressly reserves the right at any time to dismiss an employee or Consultant, free from any liability or any claim under the Plan, except as expressly provided herein.
(b)     Purchase Rights Not Transferable. Except as provided herein, or to the extent otherwise required by applicable law, no Participant may alienate, commute, anticipate, assign, pledge, encumber, transfer, or dispose of any Purchase Rights hereunder, which Purchase Rights and the right to receive them are expressly declared to be nonassignable and nontransferable. Further, notwithstanding any other provision of the Plan to the contrary, Purchase Rights under the 423 Component are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during the Participant’s lifetime only by the Participant.
(c)     Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise required under applicable law.
(d)     Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to the completion of any registration or qualification of the Common Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law, or under rulings or regulations of the SEC or of any other governmental regulatory body, and to obtaining any approval or other clearance from any U.S. and non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company may, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Common Stock with the SEC or any other U.S. or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of such stock. If, pursuant to this Section 22, the Administrator determines that the shares of Common Stock will not be issued to any Participant, all accumulated payroll deductions will be promptly refunded, without interest (unless otherwise required pursuant to applicable law), to the Participant, without any liability to the Company or any of its Subsidiaries.
(e)     Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.
(f)     Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

(g)     Compliance with Applicable Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to a right to purchase unless the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act of 1933 and the Securities Exchange Act of 1934 (each as amended) and the requirements of any stock exchange upon which the shares may then be listed.
(h)     Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.
(i)     Governing Law. This Plan and all Purchase Rights and actions taken thereunder shall be governed by, and construed in accordance with, applicable federal law and, to the extent not preempted by applicable federal law, the laws of the State of Delaware, applied without regard to conflict of law principles.
(j)     Tax Withholding. Participation in the Plan is subject to any applicable U.S. and non-U.S. federal, state or local tax withholding requirements on income the Participant realizes in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company or any Subsidiary may, but shall not be obligated to, withhold from a Participant’s wages, salary or other compensation at any time the amount necessary for the Company or any Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or any Subsidiary any tax deductions or benefits attributable to the sale or disposition of Common Stock by such Participant. In addition, the Company or any Subsidiary may, but shall not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding that the Company or any Subsidiary deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f) with respect to the 423 Component. The Company shall not be required to issue any Common Stock under the Plan until any such obligations are satisfied.
(k)     Section 409A of the Code. The 423 Component of the Plan is intended to be exempt from the provisions of Section 409A of the Code, and any ambiguities herein shall be interpreted to so be exempt from Section 409A of the Code. The Non-423 Component is intended to be exempt from, or to comply with, the provisions of Section 409A of the Code, any ambiguities herein shall be interpreted in accordance with such intent. Notwithstanding the foregoing, neither the Company, the Board, the Committee nor the Administrator shall have any liability to a Participant or any other party if a Purchase Right to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant, or for any action taken by the Administrator with respect thereto. The Company makes no guaranty or warranty of the tax treatment of Purchase Rights under the Plan, under Section 409A or otherwise.

(l)     Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of accepting receipt shall be deemed paid when paid to such person’s guardian, agent or attorney-in-fact under a power of attorney, or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board, the Administrator, the Company and any Designated Subsidiary, and all other parties with respect thereto.
(m)     Headings and Captions; Rules of Construction. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan. Whenever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as to males; words in the singular shall be deemed to refer also to the plural; and references to a statute or statutory provision shall be construed as if they referred also to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder. Except where otherwise indicated, references to Sections are references to sections of this Plan.
(n)     Unfunded Status of Plan. The Plan is unfunded and shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any Participant (or beneficiary thereof), on the one hand, and the Company, any Designated Subsidiary, the Board, the Administrator, or any other person, on the other hand.
[END OF DOCUMENT]

Directions for

2023 Annual Meeting of Stockholders

Location:
1668 S. Garfield Avenue, 3rd Floor Conference Room, Alhambra, California 91801
Date and Time: Tuesday, June 13, 2023 at 10:00 a.m. Pacific Time

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V15946-P93350 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

APOLLO MEDICAL HOLDINGS, INC.

The Board of Directors of the Company (the "Board of Directors") recommends you vote FOR all of the following nominees with respect to Proposal 1:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

1) Kenneth Sim, M.D.
2) Thomas S. Lam, M.D., M.P.H.
3) Mitchell W. Kitayama
4) David G. Schmidt
5) Linda Marsh
6) John Chiang
7) Matthew Mazdyasni
8) J. Lorraine Estradas, R.N., B.S.N., M.P.H.
9) Weili Dai

	For	Against	Abstain
The Board of Directors recommends you vote FOR Proposal 2:			
2. To ratify the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐
The Board of Directors recommends you vote FOR Proposal 3:			
3. To approve, on a non-binding advisory basis, the compensation program for the Company's named executive officers as disclosed in the Company's proxy statement.	☐	☐	☐
The Board of Directors recommend you vote FOR Proposal 4:			
4. To approve the Company's Employee Stock Purchase Plan.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on any such other business that may properly be presented before the annual meeting or at any adjournment or postponement thereof.

Please sign exactly your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V15947-P93350

APOLLO MEDICAL HOLDINGS, INC.
Annual Meeting of Stockholders
June 13, 2023, 10:00 a.m., Pacific Time

This proxy is solicited by the Board of Directors

The undersigned, revoking any previous proxies relating to these shares, appoints Kenneth Sim, M.D. and Thomas S. Lam, M.D., M.P.H., and each of them (with full power to act alone), as the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Apollo Medical Holdings, Inc. (the "Company") registered in the name provided in this proxy which the undersigned is entitled to vote at the annual meeting of stockholders of the Company, to be held at 10:00 a.m., Pacific Time, on Tuesday, June 13, 2023, at the Company's offices at 1668 S. Garfield Avenue, 3rd Floor (Ballroom), Alhambra, California 91801, and at any adjournment or postponement of the meeting (the "2023 Annual Meeting"), with all the powers the undersigned would have if personally present at the meeting. The undersigned hereby authorizes and instructs each of said attorneys and proxies to vote on Proposals 1, 2, 3 and 4 as indicated on the reverse side hereof, and in accordance with their best judgment in connection with such other business (including in the event that any director nominee named in this proxy is unwilling or unable to serve, the election of any substitute therefor designated by either of said proxies) as may properly come before the 2023 Annual Meeting. Without limiting the general authorization given by this proxy, if the undersigned signs and returns this proxy but does not specify how the proxy is to be voted, all shares of common stock of the Company that the undersigned is entitled to vote at the 2023 Annual Meeting will be voted in accordance with the recommendations of the Board of Directors as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DESIGNATED ON THE REVERSE SIDE. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THIS PROXY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

Continued and to be signed on reverse side